UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to § 240.14a-12

Biodel Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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100 Saw Mill Road
Danbury, Connecticut 06810

January   , 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Biodel Inc., which will be held at 9:00 a.m., local time, on Thursday, March 8, 2012, at our corporate headquarters at 100 Saw Mill Road, Danbury, Connecticut 06810. The Notice of Annual Meeting and Proxy Statement that accompany this letter describe the matters to be voted on at the Annual Meeting. We hope you will be able to attend and participate in the Annual Meeting.

Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. If you are a stockholder of record, you may vote your shares by proxy card. If you are a beneficial owner, you may vote your shares by telephone, over the Internet or by proxy card.

On behalf of your Board of Directors, I would like to thank you for your continued support and interest in Biodel Inc.

Sincerely,

Errol De Souza
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
to be held on March 8, 2012 at 9:00 a.m.

The 2012 Annual Meeting of Stockholders of Biodel Inc. will be held on Thursday, March 8, 2012, at 9:00 a.m., local time, at the corporate headquarters of Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. The Annual Meeting has been called for the following purposes:

1.	To elect three Class II directors for a term of three years;

2.	To approve an amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder solely for the purpose of allowing us to issue an aggregate of 1,096,756 restricted stock units to certain of our named executive officers and other employees in place of an aggregate of $822,567 in discretionary cash bonuses in connection with the fiscal year ended September 30, 2011;

3.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, which we refer to as our Certificate of Incorporation, to effect a one-for-two reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 50,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders in the sole discretion of our board of directors without further approval or authorization of our stockholders;

4.	To approve an amendment to our Certificate of Incorporation to effect a one-for-four reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 25,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders in the sole discretion of our board of directors without further approval or authorization of our stockholders;

5.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be Held on March 8, 2012:

This proxy statement, a sample of the form of proxy card sent or given to stockholders by Biodel Inc.
and the 2011 Annual Report to Stockholders are available at www.biodel.com/annuals.cfm.

Only stockholders of record at the close of business on January 13, 2012 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted. To vote without attending the Annual Meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, if you are a beneficial owner, you may vote through the Internet or by telephone as indicated in the instructions enclosed with your proxy card. No postage is required if you mail your proxy in the United States. Even if you plan to attend the Annual Meeting, we would appreciate receiving your voting instructions before that date. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting if you should decide to attend.

We are first sending the Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended September 30, 2011 to our stockholders on or about January   , 2012.

All stockholders are invited to attend the Annual Meeting. No ticket is required for admittance. If you have any questions regarding this Notice of Annual Meeting or if you have special needs and require assistance, please call us at (203) 796-5000, and we will be happy to assist you.

By Order of the Board of Directors,

Paul S. Bavier
Secretary

Danbury, Connecticut
January   , 2012

Our 2011 Annual Report accompanies this Proxy Statement.

BIODEL INC.

100 SAW MILL ROAD
DANBURY, CONNECTICUT 06810

Annual Meeting of Stockholders
to be held on March 8, 2012 at 9:00 a.m.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Biodel Inc., also referred to in this Proxy Statement as the “Company,” “Biodel,” “we” or “us,” of proxies to be voted at our 2012 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Thursday, March 8, 2012 at our corporate headquarters at 100 Saw Mill Road, Danbury, Connecticut 06810 at 9:00 a.m., local time, and at any adjournment or adjournments thereof. Stockholders of record of our common stock, $.01 par value per share, as of the close of business on January 13, 2011, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were           shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR, as applicable, the election of the three nominees named below as directors; (ii) FOR the amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder solely for the purpose described herein; (iii) FOR the amendment to our Certificate of Incorporation to effect a one-for-two reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 50,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders in the sole discretion of our board of directors without further approval or authorization of our stockholders; (iv) FOR the amendment to our Certificate of Incorporation to effect a one-for-four reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 25,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders in the sole discretion of our board of directors without further approval or authorization of our stockholders; (v) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012; and (vi) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our corporate secretary, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting Procedures

Q:	What shares owned by me may be voted?

A:	You may only vote the shares of our common stock owned by you as of the close of business on January 13, 2012, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following:

•	shares of common stock held directly in your name as the stockholder of record; and

•	shares of common stock held for you, as the beneficial owner, through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you on our behalf. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the enclosed proxy card or to vote in person at the Annual Meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. We have enclosed a proxy card for you to use.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. For example, the ratification of the appointment of our independent registered public accounting firm is considered to be a discretionary item on which banks and brokerage firms may vote. In addition, we believe that the approval of each of the amendments to our Certificate of Incorporation to effect the reverse stock splits and corresponding reductions in the authorized shares of common stock are discretionary items on which banks and brokerage firms may vote. The election of directors and the amendment to the 2010 Stock Incentive Plan are considered to be non-discretionary items on which banks and brokerage firms may not vote. Therefore, if you do not instruct your broker or representative regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to the election of directors or the amendment to the 2010 Stock Incentive Plan. In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the Annual Meeting.

Q:	How may I vote my shares at the Annual Meeting?

A:	You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How may I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Whether you are a stockholder of record or a beneficial owner, you may vote without attending the Annual Meeting by marking, dating and signing your proxy card and mailing in the enclosed, self-addressed, postage prepaid envelope. No postage is required if the proxy is mailed in the United States. In addition, beneficial owners may vote without attending the Annual Meeting as follows:

•	By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Internet Voting” instructions enclosed with your proxy card.

•	By Telephone — You may submit your proxy by following the “Telephone Voting” instructions enclosed with your proxy card.

Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. In the case of stockholders of record, if no instructions are indicated, the shares will be voted FOR approval of the proposals listed on the proxy card. In the case of beneficial owners, if no instructions are indicated, their broker or nominee may vote only on those proposals for which they have discrectionary authority to vote. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:	How may I revoke a proxy or an Internet or telephone vote?

A:	A stockholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to our corporate secretary, by subsequently filing another proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke a stockholder’s prior proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary. If you own your shares in street name, your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

Q:	How does our board of directors recommend that I vote on the proposal to elect the nominees to our board of directors?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder solely for the purpose of allowing us to issue an aggregate of 1,096,756 restricted stock units to certain of our named executive officers and other employees in place of a discretionary cash bonuses in connection with the fiscal year ended September 30, 2011 (the “2011 Bonus RSUs”)?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the amendment to our Certificate of Incorporation to effect a one-for-two reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 50,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders, in the sole discretion of our board of directors without further approval or authorization of our stockholders (the “one-for-two Reverse Split”)?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the amendment to our Certificate of Incorporation to effect a one-for-four reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 25,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders, in the sole discretion of our board of directors without further approval or authorization of our stockholders (the “one-for-four Reverse Split”)?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	How does our board of directors recommend that I vote on the proposal to ratify the appointment of BDO USA, LLP as our registered independent public accounting firm for the fiscal year ending September 30, 2012?

A:	Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:	What is the quorum required for the Annual Meeting?

A:	Holders of record of the common stock on January 13, 2012 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, shares of common stock were outstanding. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy, including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists.

Q:	How are votes counted?

A:	Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy, Internet vote or telephone vote will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

Q:	What vote is required on the proposal to elect the nominees to our board of directors?

A:	Individual director nominees are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast for or withheld with respect to any or all nominees. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required on the proposal to amend our 2010 Stock Incentive Plan to allow us to issue the 2011 Bonus RSUs?

A:	The increase in shares for the 2011 Bonus RSUs will be approved if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What vote is required to approve each of the proposals to amend our Certificate of Incorporation to effect the one-for-two Reverse Split and the one-for-four Reverse Split?

A:	Each of the one-for-two Reverse Split and the one-for-four Reverse Split will be approved if we receive the affirmative of the holders of a majority of the shares of our common stock outstanding on the record date for the meeting. Abstentions and broker non-votes, if any, will have the same effect as a vote against these proposals.

Q:	What vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm?

A:	The appointment of BDO USA, LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	This means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a current report on Form 8-K within four business days of the Annual Meeting.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit us to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the director candidates nominated by our board of directors. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Annual Report to Stockholders

A copy of our annual report to stockholders for the fiscal year ended September 30, 2011, which contains our financial statements, accompanies this Proxy Statement. We have filed an annual report on Form 10-K for the fiscal year ended September 30, 2011, or the 2011 Form 10-K, with the Securities and Exchange Commission, or the SEC, which forms a part of the 2011 annual report to stockholders. Stockholders separately may obtain, free of charge, a copy of the 2011 Form 10-K, without exhibits, by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary. The 2011 Form 10-K is also available through our website at www.biodel.com. The annual report to stockholders and the 2011 Form 10-K are not proxy soliciting materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our capital stock as of December 31, 2011 by the following: (a) each person known by us to be the beneficial owner of 5% or more of any class of our voting securities; (b) each of our directors and named executive officers; and (c) all of our current directors and executive officers as a group.

There were 38,709,537 shares of common stock outstanding as of December 31, 2011. For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2011 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)
5% Stockholders:
Great Point Partners, LLC	3,827,375		9.89
OrbiMed Advisors, LLC	2,777,777		7.18
Ayer Capital Management, LP	2,574,099		6.65

Executive Officers and Directors:
Donald Casey	42,873	(1)	*
Dr. Errol B. De Souza	507,097	(2)	1.29
Dr. Barry Ginsberg	92,669	(3)	*
Dr. Ira Lieberman	128,852	(4)	*
Dr. Daniel Lorber	142,355	(5)	*
Dr. Brian J.G. Pereira	106,814	(6)	*
Dr. Charles Sanders	135,239	(7)	*
Dr. Solomon S. Steiner	2,098,604	(8)	5.35
Paul S. Bavier	181,607	(9)	*
Dr. Alan Krasner	232,106	(10)	*
Gerard J. Michel	306,797	(11)	*
Erik Steiner	428,579	(12)	1.10
All current executive officers and directors as a group (11 individuals)	2,304,988	(13)	5.67

*	Less than one percent.

(1)	Includes options to purchase 39,904 shares of our common stock which are exercisable within 60 days of December 31, 2011.

(2)	Includes options to purchase 440,000 shares of our common stock and 45,000 shares of our common stock subject to restricted stock units (“RSUs”), which are exercisable or vest within 60 days of December 31, 2011.

(3)	Includes options to purchase 85,000 shares of our common stock which are exercisable within 60 days of December 31, 2011.

(4)	Consists of options to purchase 126,883 shares of our common stock which are exercisable within 60 days of December 31, 2011.

(5)	Includes options to purchase 137,198 shares of our common stock which are exercisable within 60 days of December 31, 2011.

(6)	Includes options to purchase 87,877 shares of our common stock which are exercisable within 60 days of December 31, 2011.

(7)	Includes options to purchase 116,143 shares of our common stock which are exercisable within 60 days of December 31, 2011.

(8)	Consists of (i) 1,555,026 shares of our common stock owned by Steiner Ventures LLC, or SV, of which Dr. Steiner is the sole managing member and (ii) options to purchase 543,578 shares of our common stock which are exercisable within 60 days of December 31, 2011. Dr. Steiner and his wife jointly own 52% of SV with the balance split equally among their four adult children, including Erik Steiner. Dr. Steiner disclaims beneficial ownership of the shares held by SV, except to the extent of his pecuniary interest therein. The address for SV is 24 Old Wagon Road, Mt. Kisco, New York 10549.

(9)	Includes options to purchase 113,419 shares of our common stock and 38,400 shares of our common stock subject to RSUs, which are exercisable or vest within 60 days of December 31, 2011.

(10)	Includes options to purchase 167,956 shares of our common stock and 48,200 shares of our common stock subject to RSUs, which are exercisable or vest within 60 days of December 31, 2011.

(11)	Includes options to purchase 217,718 shares of our common stock and 45,700 shares of our common stock subject to RSUs, which are exercisable or vest within 60 days of December 31, 2011.

(12)	Includes options to purchase 158,175 shares of our common stock and 10,000 shares of our common stock subject to RSUs, which are exercisable or vest within 60 days of December 31, 2011.

(13)	Includes options to purchase 1,690,273 shares of our common stock and 187,300 shares of our common stock subject to RSUs, which are exercisable or vest within 60 days of December 31, 2011.

PROPOSAL NUMBER 1:
ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. At the Annual Meeting, Class II Directors will stand for election. Our board of directors is authorized to have, and we currently have, seven members.

Our board of directors has nominated Dr. Daniel Lorber, Dr. Brian J.G. Pereira and Dr. Charles Sanders as nominees for election as Class II Directors, each for terms expiring at our 2015 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees is currently serving as a director.

The nominees have indicated that they are willing and able to serve as directors if elected. If any of such nominees should become unable or unwilling to serve, the proxies intend to vote for the replacement or replacements selected by the nominating and governance committee of our board of directors. None of our directors are related to any other director or to any of our executive officers, other than as noted below.

Information About the Directors

The following table sets forth our directors and their respective ages and positions as of December 31, 2011:

Name	Age	Position
Dr. Brian J.G. Pereira(1)(3)	53	Chairman
Dr. Errol B. De Souza	58	President and Chief Executive Officer
Donald Casey(2)(3)	51	Director
Dr. Barry Ginsberg (1)(2)	66	Director
Dr. Ira W. Lieberman(2)(3)	68	Director
Dr. Daniel Lorber(1)(2)	64	Director
Dr. Charles Sanders	79	Director

(1)	Member of the compensation committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the audit committee.

Dr. Brian J.G. Pereira has been a member of our board of directors since November 2007. Dr. Pereira joined AMAG Pharmaceuticals, Inc., a biopharmaceutical company, as President in November 2005, and he was appointed Chief Executive Officer in November 2006, serving in that capacity until November 2011. Prior to joining AMAG Pharmaceuticals, Dr. Pereira was President and Chief Executive Officer of the New England Health Care Foundation, a physician’s group at Tufts-New England Medical Center from October 2001 to November 2005, and he held various other positions at Tufts-New England Medical Center from 1993 to 2001. From 2002 to 2004, Dr. Pereira served as President of the National Kidney Foundation, and he has served on the editorial board of twelve scientific journals. Dr. Pereira is a nationally recognized expert on kidney disease and nephrology, is the Editor of the widely read textbook “Chronic Kidney Disease, Dialysis and Transplantation”, and has over 200 scientific papers to his credit. He is Adjunct Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. He currently serves on the Board of Directors of the American India Foundation. Dr. Pereira is a graduate of St. John’s Medical College, Bangalore, India and has an MBA from the Kellogg Business School, Northwestern University. We believe Dr. Pereira’s qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, and his years of experience providing services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.

Dr. Errol B. De Souza joined our management and board of directors in March 2010. Dr. De Souza has nearly two decades of experience in the biopharmaceutical industry. From March 2009 until March 2010, Dr. De Souza was a pharmaceutical and biotechnology consultant. From April 2003 to January 2009, Dr. De Souza was president and chief executive officer of Archemix Corporation, a privately-held biopharmaceutical company focused on aptamer therapeutics. From September 2002 to March 2003, he was president, chief executive officer and a director of Synaptic Pharmaceuticals Corporation, a publicly traded biopharmaceutical company that was acquired by H. Lundbeck A/S in March 2003. Dr. De Souza is a member of the board of directors of Bionomics Ltd. and Targacept, Inc., both publicly traded companies. He has previously served on the board of directors of IDEXX Laboratories and Palatin Technologies, Inc., two publicly traded companies. Dr. De Souza received his B.A. (Honors) in physiology and his Ph.D. in neuroendocrinology from the University of Toronto and he received his postdoctoral fellowship in neuroscience from The Johns Hopkins University School of Medicine. We believe Dr. De Souza’s qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, and his years of experience providing services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.

Donald Casey has been a member of our board of directors since June 2010. Mr. Casey has been the Chief Executive Officer and Director of Gary and Mary West Wireless Health Institute since March 2010. Mr. Casey has 25 years of global healthcare experience, as well as an outstanding track record in identifying and commercializing medical innovations. Previously, Mr. Casey served as Worldwide Chairman of Comprehensive Care at Johnson & Johnson since January 2008 and served as its Group Chairman of Diabetes franchise, where he oversaw its cardiovascular, diagnostic, diabetes and vision care franchises around the world. Mr. Casey began his career with Johnson & Johnson in 1985, advancing into executive positions throughout its consumer, pharmaceutical and medical device franchises. Mr. Casey holds an M.B.A. and bachelor’s degree in business administration from the University of Notre Dame. We believe Mr. Casey’s extensive experience in the pharmaceutical and biotechnology industries provides valuable background and insight to our board of directors.

Dr. Barry Ginsberg has been a member of our board of directors since June 2008. Dr. Ginsberg currently serves as Chief Executive Officer of Diabetes Technology Consultants and holds over 25 years of experience in diabetes. Prior to Diabetes Technology Consultants, Dr. Ginsberg served as Vice President of Worldwide Medical Affairs in the Diabetes HealthCare Division at Becton Dickinson during his 17 year tenure. Dr. Ginsberg currently serves as Chairman of the Scientific Advisory Boards at Agamatrix and D-Medical Industries, Ltd. Dr. Ginsberg received both an M.D. and Ph.D. in Molecular Biology from Albert Einstein College of Medicine, was a Professor of Medicine and Biochemistry at the University of Iowa and Principal Investigator of the Diabetes Control and Complications Trial. We believe Dr. Ginsberg’s extensive experience in the pharmaceutical, biotechnology and healthcare industries provides valuable background and insight to our board of directors.

Dr. Ira W. Lieberman has been a member of our board of directors since December 2004. Since October 2004, Dr. Lieberman has served as President and Chief Executive Officer of LIPAM International, Inc., an advisory and investment firm, which performs advisory and consulting work for the World Bank, client governments, and private sector clients. From July 2003 to October 2004, Dr. Lieberman served as a Senior Economic Advisor to George Soros for the Open Society Institute, a grant making foundation. From February 1993 to July 2004, Dr. Lieberman served in several positions for the World Bank. Dr. Lieberman received an MBA from Columbia University and a Ph.D. from Oxford University. We believe Dr. Lieberman’s qualifications to sit on our board of directors include his many years of providing economic and financial advisory services and the breadth of his business experience with private companies across numerous industries.

Dr. Daniel Lorber has been a member of our board of directors since December 2004 and since October 2004, a member of our scientific advisory board. Since 1981, Dr. Lorber has served as the medical director of the Diabetes Control Foundation, Diabetes Care and Information Center in Flushing, New York and since 1991, as the director of endocrinology at The New York Hospital Medical Center of Queens. Dr. Lorber is also an attending physician in endocrinology and general internal medicine and Associate Director of the Lang Center for Research and Education at the New York Hospital Medical Center of Queens. Since 1994, Dr. Lorber has served as a clinical associate professor of medicine at Weill Medical College of Cornell University.

Dr. Lorber also serves as a consultant in medical, dental and podiatric liability litigation and to the insurance industry on care standards for diabetes mellitus. Dr. Lorber is a past member of the board of directors of the American Diabetes Association and President of the ADA Long Island leadership council. Dr. Lorber received an M.D. from the Albert Einstein College of Medicine and completed a fellowship in endocrinology at the Vanderbilt University Medical Center. We believe Dr. Lorber’s extensive experience as a physician treating diabetes provides valuable background and insight to our board of directors.

Dr. Charles Sanders has been a member of our board of directors since August 2006. Since 1995, Dr. Sanders has served on numerous boards and continues to chair the board of the Foundation for the National Institutes of Health. From July 1989 to July 1994, Dr. Sanders served as Chief Executive Officer of Glaxo Inc., a pharmaceutical company, and from 1992 until his retirement in 1995, served as the Chairman of the Board of Glaxo Inc. Previously Dr. Sanders was general director of Massachusetts General Hospital and professor of medicine at Harvard Medical School. Dr. Sanders received an M.D. from Southwestern Medical College of the University of Texas. Dr. Sanders serves on the board of BioCryst Pharmaceuticals, Inc., a biopharmaceutical company. He has previously served on the board of directors of Icagen, Inc., a biopharmaceutical company, Cephalon, Inc., a biopharmaceutical company, and Vertex Pharmaceuticals Incorporated, a biotechnology company. We believe Dr. Sanders’ qualifications to sit on our board of directors include his extensive experience with pharmaceutical companies, and his years of experience providing services to pharmaceutical and biotechnology organizations, including evaluating business plans involving clinical trials.

Our board of directors unanimously recommends a vote FOR the election of each of the nominees to serve as directors.

Information About our Executive Officers

The following table sets forth our executive officers, their respective ages and positions as of December 31, 2011:

Name	Age	Position
Dr. Errol B. De Souza	58	President and Chief Executive Officer
Gerard Michel	48	Chief Financial Officer
Dr. Alan Krasner	48	Chief Medical Officer
Paul Bavier	39	General Counsel and Secretary
Erik Steiner	46	Vice President, Operations

For information regarding Dr. De Souza, see “Information About the Directors” above.

Mr. Gerard Michel, our Chief Financial Officer, joined our company in November 2007 as Chief Financial Officer, Vice President of Corporate Development and Treasurer. From October 2003 to November 2007, Mr. Michel served as Chief Financial Officer and from April 2006 to November 2007, Vice President, Corporate Development of NPS Pharmaceuticals, a biopharmaceutical company. From June 1995 to July 2002, Mr. Michel served as a Principal of the consulting firm Booz-Allen & Hamilton. From 1988 to 1995, Mr. Michel held various licensing, sales and product management roles at Lederele Labs and Wyeth. Mr. Michel received an MBA and B.S. from University of Rochester, and an M.S., in Microbiology from The University of Rochester School of Medicine and Dentistry.

Dr. Alan Krasner, our Chief Medical Officer, joined our company in May 2008 as Chief Medical Officer. From 2002 to 2008, Dr. Krasner served as Director in the Department of Clinical Research Metabolic Diseases at Pfizer Global Research and Development where he was responsible for the design, execution, clinical analysis, and reporting of multiple, global clinical trials supporting registration of late stage drug candidates. Dr. Krasner currently serves as a consulting physician at the Joslin Diabetes and Endocrinology Center of the Lawrence and Memorial Hospital in New London, Connecticut. Dr. Krasner holds a B.S. from the Medical Education Honors Program at Northwestern University and a M.D. from Northwestern University Medical School. He completed his residency at Johns Hopkins Hospital in internal medicine and subsequently completed his fellowship at Johns Hopkins Hospital in endocrinology and metabolism.

Mr. Paul Bavier, our General Counsel and Secretary, has served as our general counsel and secretary since December 2008. From October 2007 to December 2008, Mr. Bavier served as our deputy general counsel. From November 2004 to October 2007, Mr. Bavier served as assistant general counsel at Gerber Scientific, Inc. Mr. Bavier began his legal career as an associate in the corporate law department of Ropes & Gray in Boston. He holds a B.A. from Middlebury College and a J. D. from the University of Michigan Law School.

Mr. Erik Steiner, our Vice President, Operations, co-founded our company and has served as our Vice President, Operations since our inception in December 2003. From February 2003 to December 2003, Mr. Steiner co-founded and served as the Vice President, Operations of Steiner Ventures. From May 1999 to February 2003, Mr. Steiner served as Head of Operations of Cabot McMullen Inc., a film and television production company. Prior thereto, Mr. Steiner served as Administrative Director and Fiscal Administrator of the New Jersey Public Interest Research Group.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The current charters governing the audit committee, the compensation committee, the nominating and governance committee, the code of business conduct and ethics, as well as our corporate governance guidelines, are posted on the corporate governance page of our website at www.biodel.com. You may also obtain a copy of any of these documents without charge by writing to Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810, attention: corporate secretary.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•	our board of directors’ principal responsibility is to oversee our management;

•	a majority of the members of our board of directors shall be independent directors as defined by NASDAQ listing standards and applicable SEC rules;

•	the independent members of our board of directors regularly meet in executive session; and

•	we adopt written corporate governance guidelines and a written code of business conduct and ethics for all of our officers, employees and directors.

Board Meetings and Attendance

Our board of directors held 12 meetings during fiscal year 2011, which ended on September 30, 2011. During fiscal year 2011, each director, other than Dr. Sanders who was on a medical leave of absence from active participation in board meetings during a portion of fiscal 2011, attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by each committee of our board of directors on which such director served during the period for which such director served.

Board Leadership Structure and Board’s Role in Risk Oversight

The positions of our chairman of the board and chief executive officer were separated beginning in March 2010. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure.

Although our bylaws do not require our chairman and chief executive officer positions to be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our board of directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks.

Our board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.

Board Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Drs. Ginsberg, Lieberman, Lorber, Pereira, or Sanders or Mr. Casey has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Director Attendance at Annual Meeting of Stockholders

Resolutions adopted by our board of directors provide that directors are expected to attend the Annual Meeting. Seven members of our board of directors attended our 2011 annual meeting of stockholders.

Board Committees

Our board of directors has established three standing committees — audit, compensation and nominating and governance — each of which operates under a charter that has been approved by our board of directors. Our board of directors has determined that all of the members of each of the board of directors’ three standing committees are independent as defined under the NASDAQ Marketplace Rules, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit Committee

Our audit committee consists of Dr. Lieberman, the chair of the committee, Dr. Pereira and Mr. Casey. Generally speaking, the committee’s responsibilities are to:

•	oversee the accounting and financial reporting processes of the company and audits of the financial statements of the company;

•	assist our board of directors in oversight and monitoring of the company’s financial statements, compliance with legal and regulatory requirements, independent auditors and internal accounting and financial controls;

•	provide to the board of directors such additional information and materials as it may deem necessary to make the board of directors aware of significant financial matters that require the attention of the board of directors;

•	provide an avenue of communication among the independent auditors, management and the board of directors;

•	appoint, evaluate, retain and terminate, when necessary, the company’s independent auditor;

•	set the compensation of the company’s independent auditor and pre-approve all audit services to be provided to the company;

•	review and discuss with the company’s management and independent auditor the company’s audited financial statements;

•	recommend to the board of directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K;

•	prepare an annual committee report for inclusion where necessary in the proxy statement of the company relating to its annual meeting of stockholders;

•	coordinate the board of directors’ oversight of the company’s internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	establish procedures for treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters;

•	review the company’s policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the company’s Related Person Transaction Policy, and recommend any changes to the board of directors; and

•	discuss the company’s policies, practices, procedures and controls related to the management of its surplus funds.

Our board of directors has determined that Dr. Lieberman is an “audit committee financial expert” as defined by applicable SEC rules. Our audit committee met six times in fiscal year 2011.

Compensation Committee

Our compensation committee consists of Dr. Pereira, the chair of the committee, and Drs. Lorber and Ginsberg. The compensation committee charter provides that the compensation committee may form and delegate authority to subcommittees, when appropriate. Generally speaking, the committee’s responsibilities are to:

•	oversee the discharge of the responsibilities of the board of directors relating to the compensation of the company’s executive officers;

•	administer the company’s equity-based plans;

•	review and approve, or, in the case of the company’s chief executive officer, recommend for approval by the board of directors, the compensation of the company’s executive officers;

•	review and make recommendations to the board of directors with respect to director compensation;

•	review and make recommendations to the board of directors with respect to incentive-compensation and equity-based plans that are subject to approval by the board of directors;

•	exercise all rights, authority and functions of the board of directors under all of the company’s stock option, stock incentive, employee stock purchase and other equity-based plans; and

•	prepare such reports on executive compensation, including without limitation, a Compensation Discussion and Analysis, for inclusion in the company’s Annual Report on Form 10-K and proxy statement.

Our compensation committee met three times in fiscal year 2011. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the headings “— Executive and Director Compensation Processes”.

Nominating and Governance Committee

Our nominating and governance committee consists of Mr. Casey, the chair of the committee, and Drs. Lieberman and Lorber. Generally speaking, the committee’s responsibilities are to:

•	recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders and the persons (if any) to be elected by the board of directors to fill any vacancies of the board of directors;

•	develop and recommend to the board of directors a set of corporate governance guidelines applicable to the company;

•	oversee the evaluation of the board of directors and its committees;

•	recommend to the board of directors the nominees for election as directors at any meeting of stockholders and the persons to be elected by the board of directors to fill any vacancies on the board of directors;

•	establish criteria for the selection of new directors to serve on the board of directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the board of directors;

•	develop and recommend to the board of directors a set of Corporate Governance Guidelines applicable to the company;

•	review the board of directors’ leadership structure to assess whether it is appropriate given the specific characteristics or circumstances of the company; and

•	oversee a review by the board of directors on succession planning for senior executives, which shall include transitional leadership in the event of an unplanned vacancy.

Our nominating and governance committee met three times in fiscal year 2011. The processes and procedures followed by our nominating and governance committee in identifying and evaluating director candidates are described below under the heading “— Director Nomination Process”.

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review for our executive officers under which annual performance for each executive is measured at the end of each calendar year. Individual goals focus on contributions that facilitate the achievement of corporate goals, such as the achievement of specific research, clinical, regulatory, and operational milestones. During the fourth calendar quarter of each year, we evaluate individual and corporate performance against the goals for the most recently completed fiscal year. Our chief executive officer meets with the compensation committee and makes initial compensation recommendations with respect to the executives who report to him. These recommendations contemplate each executive officer’s job performance, strengths and weaknesses, and advancement potential. Based on this input, the compensation committee makes its own assessment and recommends to our board of directors for approval the annual salary increases, stock option and restricted stock unit awards and bonuses, if any, for such executive officers. With respect to our chief executive officer’s compensation, the compensation committee makes a recommendation to our board of directors based on the same factors used to evaluate other executive officers.

Our compensation committee also reviews and recommends for approval by our board of directors the compensation that is paid to our directors.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Director Nomination Process

The process followed by the nominating and governance committee to identify and evaluate director candidates includes requests to the members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and our board of directors.

While we do not have a formal diversity policy for board membership, we look for potential candidates that help ensure that the board of directors has the benefit of a wide range of attributes, including cultural, gender, ethnic and age diversity and experience in industries beyond healthcare. We also look for financial oversight experience, financial community experience and a good reputation within the financial community; business management experience and the potential to succeed top management in the event board intervention is necessary on an unexpected basis; business contacts, business knowledge and influence that may be useful to our businesses; and knowledge about our industry and technologies.

Our board of directors does not currently prescribe any minimum qualifications for director candidates; however, the nominating and governance committee will take into account a potential candidate’s experience, areas of expertise and other factors relevant to the overall composition of our board of directors.

Stockholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting the names of the candidate(s), together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominating and governance committee, attn: corporate secretary, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with the Independent Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our corporate secretary is primarily responsible for monitoring and responding to communications from stockholders and for providing copies to our chairman or board of directors or to the individual director so designated on a periodic basis, as he considers appropriate.

Unless any communication is marked confidential and is addressed to a particular board member, our corporate secretary, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by our board of directors.

Interested parties may send written communications to the attention of our corporate secretary at the following address: Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics is available on our website at http://www.biodel.com. We intend to disclose any amendments to the code, or waivers to its requirements, on our website.

DIRECTOR COMPENSATION

We pay each of our non-employee directors $30,000 annually, or $60,000 annually in the case of our chairman. In addition, non-employee directors receive the following committee-related fees annually: (1) $7,500 for participating on the audit committee or $15,000 for chairing the committee; (2) $5,000 for participating on the compensation committee or $15,000 for chairing the committee; and (3) $2,500 for participating on the nominating and governance committee or $5,000 for chairing the committee.

For the fiscal year ended September 30, 2011, and in order to reduce cash compensation expenditures, our chairman received, in lieu of the standard director compensation, $40,000 in cash as compensation for serving as a director for the fiscal year ended September 30, 2011 and the remaining $20,000 in the form of restricted stock units. Additionally, each other independent director received $20,000 in cash as compensation for serving as a director for the fiscal year ended September 30, 2011 and the remaining $10,000 in the form of restricted stock units. The restricted stock units vested in equal installments on each of June 30, 2011 and September 30, 2011. The number of restricted stock units was determined by dividing the amount that the director’s cash compensation was reduced ($20,000 or $10,000, as the case may be) by $5.08, which was our closing stock price on October 1, 2010.

Upon appointment, non-employee directors receive a one-time grant of an option to purchase 25,000 shares of common stock. These options vest pro rata over one year. Annually, non-employee directors receive an option to purchase 20,000 shares of common stock, which also vest pro rata over one year. The exercise price of these options is the fair market value on the date of grant. Each such option expires seven years after the date of grant under our 2010 Stock Incentive Plan and, if vested (and not otherwise expired), may be exercised for a period of thirty-six (36) months following a director’s departure from our board.

We reimburse our non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

The following table sets forth information for the fiscal year ended September 30, 2011 with respect to the compensation of our directors.

Fiscal Year 2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Dr. Brian J.G. Pereira	60,625	52,000	20,000	—		132,625
Dr. Barry Ginsberg	24,375	42,002	10,000	415	(3)	76,792
Dr. Ira W. Lieberman	37,500	42,002	10,000	—		89,502
Dr. Daniel Lorber	24,375	42,002	10,000	—		76,377
Dr. Charles Sanders(4)	12,063	39,750	20,000	—		71,813
Donald Casey	28,750	62,798	10,000	—		10,548
J. Arthur Urciuoli(5)	30,136	64,224	10,000	—		10,360
Dr. Solomon S. Steiner (6)	23,804	2,551	—			26,355

(1)	The amounts in the “Option Awards” column represent the grant date fair value of option awards granted in fiscal year 2011, in accordance with ASC Topic 718, or ASC 718, formerly Statement of Financial Accounting Standards No. 123(R). For the assumptions relating to these valuations, see Note 2 to our 2011 audited financial statements, which are included in the annual report that accompanies this Proxy Statement. The following table shows the aggregate number of stock options held by each of our non-employee directors as of September 30, 2011.

Name	Aggregate Number of Shares Subject to Stock Options
Dr. Brian J.G. Pereira	87,877
Dr. Barry Ginsberg	85,000
Dr. Ira W. Lieberman	126,833
Dr. Daniel Lorber	137,198
Dr. Charles Sanders	116,143
Donald Casey	39,904
J. Arthur Urciuoli	34,205

(2)	Reflects grant date fair value of restricted stock units granted in place of cash compensation, in accordance with ASC 718. The number of restricted stock units was determined by dividing the amount of cash compensation relinquished by $5.08, which was the closing price of our common stock on October 1, 2010, the date of grant.

(3)	Consists of fees paid for consulting services performed by Dr. Ginsberg pursuant to a previously existing professional services agreement with us dated February 20, 2009.

(4)	From November 21, 2010 through June 30, 2011, Dr. Sanders’ compensation for his service on our board of directors was suspended pending his return to active status from a medical leave of absence.

(5)	Effective October 19, 2011, Mr. Urciuoli resigned as a director of the company.

(6)	Effective October 8, 2011, Dr. Steiner resigned as a director of the company. Upon his resignation, he received (i) a single lump sum payment of $45,000, and (ii) an immediately vested and exercisable option to purchase 20,000 shares of the company’s common stock under the company’s 2010 Stock Incentive Plan, in each case as an approximation of the compensation he would have received had Dr. Steiner remained a member of our board of directors for the remainder of his term.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers in our fiscal year ended September 30, 2011. The discussion primarily focuses on the information for fiscal year 2011, but we also describe compensation actions taken after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Our “named executive officers” for fiscal year 2011 are Dr. Errol De Souza, our president and chief executive officer, Gerard J. Michel, our chief financial officer, vice president of corporate development and treasurer, Dr. Alan Krasner, our chief medical officer, Erik Steiner, our vice president, operations, Paul Bavier, our general counsel and secretary and Dr. Solomon S. Steiner, our former chief scientific officer. Effective December 14, 2010, Dr. Steiner retired from his position as chief scientific officer of the company and from all of his management responsibilities with the company. In connection with Dr. Steiner’s retirement, we executed a general release agreement with Dr. Steiner, under which Dr. Steiner became entitled to receive the severance benefits set forth in his executive employment agreement with the company. For further discussion of Dr. Steiner’s severance benefits, please see “Severance Arrangement with Dr. Steiner”, below. Dr. Steiner was not eligible for executive-related compensation from the company during fiscal 2011, other than with respect to his severance benefits and the base salary paid to him for services performed through the date of his retirement. Accordingly, the following discussion and analysis generally does not include Dr. Steiner. Effective October 8, 2011, Dr. Steiner resigned as a director of the company.

The compensation committee of our board of directors oversees our executive compensation program. On an annual basis the compensation committee reviews and approves compensation decisions relating to our named executive officers or makes recommendations to our board of directors for approval. Our compensation committee currently consists of Dr. Pereira, the chair of the committee, Dr. Lorber and Dr. Ginsberg. Mr. Casey was also a member of the compensation committee for a portion of the 2011 fiscal year and participated in all of the material committee deliberations discussed below. The compensation committee members reviewed and recommended that our board of directors approve matters relating to the compensation of our executive officers, relying in part on their substantial business experience.

At our March 2011 Annual Meeting, we held our first “say-on-pay” advisory stockholder vote on the compensation of our named executive officers. The compensation committee noted that the company’s proposal regarding the say-on-pay vote had broad support among our stockholders. For our fiscal year 2011 and 2012 executive compensation programs, no specific component of the program was altered based on the results of the say-on-pay vote. Our compensation committee and our board of directors believe that our executive compensation has been appropriately tailored to our business strategies, aligns pay with performance, and reflects best practices regarding executive compensation. The committee will continue to consider stockholder sentiments about our core principles and objectives when determining executive compensation.

Executive Compensation Objectives and Guidelines

The primary objectives of our executive compensation program are to:

•	align executives’ incentives with the creation of stockholder value;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our business; and

•	attract and retain superior executive talent.

Our compensation committee believes that we will meet our compensation objectives by targeting generally the base salaries, annual cash bonuses and equity-based incentive awards of our named executive officers toward the median of compensation paid by companies that compete with us for executive talent. The committee also believes that a significant portion of our executive compensation should be in the form of performance-based cash bonuses and equity awards in order to align the interests of executives with those of our stockholders. We intend that total compensation at risk will rise as an executive’s level of responsibility increases in order to reflect the executive’s ability to influence overall company performance. We have not established specific percentile targets for the compensation of our executive officers relative to our peer companies and variations from the median may occur as dictated by the experience level of the individual and market factors. Also, we may consider certain perquisites that are common and appropriate for similarly-situated executives of public companies, but as a general matter we intend to avoid the payment of excessive, unusual, or unnecessary perquisites to executives. All of our equity awards are subject to time-based vesting to help us retain our executive talent over the medium and longer term.

Executive Compensation Review

On an annual basis our compensation committee evaluates the compensation paid to our named executive officers in view of the objectives of our executive compensation program. The compensation committee focuses primarily on setting compensation at levels the committee believes are competitive with those of other similar companies in our industry and measuring our success in achieving previously established performance goals.

In previous years, our compensation committee has engaged an independent consulting firm, Frederic W. Cook & Company, Inc., to inform the committee’s assessment of our compensation practices. In the fourth quarter of fiscal year 2007, Frederic W. Cook surveyed compensation data for a peer group of development stage, publicly traded, biotechnology companies of similar size and market value to us, and recommended appropriate cash compensation, long-term incentives and total compensation for our senior executives. The data included publicly available proxy data as well as data from the Radford Biotechnology Survey. Based on this review, the following fourteen companies were included in the peer group: Alexza Pharmaceuticals, Inc., Allos Therapeutics, Inc., Anesiva, Inc., Discovery Laboratories, Inc., GTx, Inc., Halozyme Therapeutics, Inc., Keryx Biopharmaceuticals, Inc., La Jolla Pharmaceutical Company, MannKind Corporation, Poniard Pharmaceuticals, Inc., Repros Therapeutics Inc., Savient Pharmaceuticals, Inc., Somaxon Pharmaceuticals, Inc. and Vanda Pharmaceuticals Inc. The compensation committee has not engaged Frederic W. Cook to formally update its 2007 report, primarily due to cost considerations, but the committee may continue to engage independent compensation consultants on various matters as they arise.

Components of our Executive Compensation Program; Performance Goals

The primary elements of our executive compensation program are:

•	base salary;

•	discretionary annual cash bonuses;

•	equity awards, primarily stock option awards and restricted stock units, or RSUs;

•	benefits and other compensation; and

•	severance and change of control benefits.

Our practice is to establish bonus target amounts for each of our named executive officers as a percentage of the individual’s base salary. Additionally, both cash bonuses and equity awards are directly tied to the achievement of annual performance goals, which are the primary means by which we aim to align the interests of executives with those of our stockholders. These annual performance goals are intended to be challenging, yet attainable, and are selected because the compensation committee believes they are metrics that will directly drive stockholder value. Once established, the goals are generally not changed, but the compensation committee will consider other achievements outside the corporate goals when recommending year-end cash bonuses and equity awards, particularly when it is determined that the goals have been superseded by intervening events.

During the early part of each fiscal year, our compensation committee reviews and approves company performance goals against which the performance of our chief executive officer and our other named executive officers will be evaluated at the end of the fiscal year. In the same manner, the committee typically reviews and approves individual performance goals for each of our named executive officers other than our chief executive officer. The evaluation of our chief executive officer’s performance is based entirely on our corporate performance goals. For our other named executive officers, the corporate and individual performance goals account for 70% and 30%, respectively, of the named executive officers’ performance assessment for the year.

Other than as described above, we do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, our compensation committee, after assessing the market for executive talent generally, determines what it believes to be the appropriate level and mix of the various compensation components.

Recent Considerations

Performance Goals. In December 2010, on the recommendation of the compensation committee, our board of directors approved the fiscal 2011 corporate performance goals and their respective weightings as follows:

Goal	Weighting
Advancement of the product candidate pipeline	40%
Advancement of strategic collaborations	40%
Conservation of cash and extension of cash runway	20%

In November 2011, the compensation committee evaluated our achievement level with regard to these predefined goals, and our board of directors adopted the committee’s recommendation that our overall achievement level be set at 75% for the fiscal year as follows:

Goal	% of Goal Achieved	Weighted Contribution Toward 75% Achievement Level
Advancement of the product candidate pipeline	75%	30%
Advancement of strategic collaborations	38%	15%
Conservation of cash and extension of cash runway	150%	30%
Total Achievement Level		75%

The 75% achievement level was based on a comprehensive evaluation of our performance against the fiscal 2011 goals. With regard to the advancement of our pipeline of product candidates, the compensation committee considered our success in defining the regulatory pathway to commercializing an ultra-rapid-acting insulin product candidate following the complete response letter we received from the U.S. Food and Drug Administration, or FDA, relating to our LinjetaTM formulation; our advancement of newer ultra-rapid-acting formulations of recombinant human insulin into clinical trials and positive clinical data relating to improved injection site tolerability; our development of ultra-rapid-acting formulations using an insulin analog as the active pharmaceutical ingredient; and our having met certain stability milestones relating to a non-insulin product candidate. The committee also considered certain setbacks in the advancement of our product candidates, such as the decision to conduct additional formulation work on an ultra-rapid-acting insulin prior to advancing a product candidate into phase 2 clinical trials. With regard to the advancement of strategic collaborations, the compensation committee balanced the progress of ongoing discussions with a potential strategic partner against the fact that a strategic transaction was not consummated by the end of the 2011 fiscal year. With regard to our cash runway, the compensation committee assessed our successful financing transaction in the fiscal year and the favorable disposition of our near-term commitments to purchase supplies of recombinant human insulin from our single-source supplier, N.V. Organon, which resulted in significant cash savings.

As we have previously disclosed, the FDA’s response to our new drug application, or NDA, for LinjetaTM was not considered by the compensation committee in its assessment of our performance in fiscal year 2011. In December 2009, our board of directors determined that, due to the importance of our development program for LinjetaTM, the compensation committee’s evaluation of company performance for fiscal year 2010 should include the FDA’s response to our LinjetaTM NDA, which we received in October 2010, or the first month of our 2011 fiscal year.

Base Salary. Our compensation committee reviews base salaries at least annually. The committee may recommend adjustments to base salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience. We use base salary to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Historically, our compensation committee has established base salaries for our named executive officers by considering the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, and the number of well qualified candidates available to assume the individual’s role. Generally, we believe that our executive officers’ base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies.

For fiscal year 2011, our compensation committee was primarily concerned with preserving the company’s cash position when it determined that base salaries paid to our named executive officers would not be increased from the salaries paid in fiscal year 2010. Cash conservation remains a priority for the company in fiscal year 2012, and therefore our compensation committee recommended a modest cost of living increase in salaries. The following table sets forth the annual base salaries of our named executive officers for fiscal year 2011 and fiscal year 2012.

Name	2011 Annual Salary		2012 Annual Salary
Dr. Errol B. De Souza	$450,000	*	$463,500
Gerard J. Michel	$317,067		$326,000
Dr. Alan Krasner	$311,953		$321,000
Paul S. Bavier	$209,673		$217,000
Erik Steiner	$204,559		$210,000

*	Amount includes a one-time, $50,000, reduction in base salary for fiscal year 2011 through deferral into restricted stock units of initially equivalent value, as described below.

For fiscal year 2011, in order to reduce cash compensation expenditures, Dr. De Souza reduced his base salary from $37,500 per month to $33,333.33 per month, for total reduction of $50,000. We treated the reduced portion of Dr. De Souza’s base salary as deferred into the number of restricted stock units determined by dividing $50,000 by $5.08, or the fair market value of our common stock on October 1, 2010. The resulting 9,843 restricted stock units vested in equal installments on each of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011. The shares of common stock represented by the restricted stock units were distributed on September 30, 2011 at a value of $5,315.

Discretionary Annual Cash Bonuses. Our compensation committee approves or recommends to our board of directors discretionary annual cash bonuses for our named executive officers. The bonuses are intended to compensate executive officers for achieving corporate and individual performance goals. The individual goals set for our executive officers usually vary depending on the individual, but relate generally to business goals that have an important strategic impact and are consistent with the corporate performance goals.

The bonuses paid to our named executive officers are allocated from a bonus pool that is based on our achievement of our corporate performance goals and the target bonuses that have been established for our named executive officers. The established target bonus for our chief executive officer is 50% of base salary, and the established target bonus for our other named executive officers is 35% of base salary. The evaluation of our chief executive officer’s performance is based entirely on our corporate performance goals. For our other named executive officers, the corporate and individual performance goals account for 70% and 30%, respectively, of the named executive officers’ performance assessment for the year. However, in the discretion of the compensation committee and our board of directors, actual bonuses can exceed the established target percentages in the event of exceptional performance.

We typically pay our discretionary annual bonuses in a single cash installment in the quarter following the end of our fiscal year. In December 2010, because of the complete response letter we received from the FDA regarding our new drug application for LinjetaTM, and because of the importance of limiting cash compensation expenditures in fiscal year 2011, we determined that our named executive officers would not receive any cash bonus for the 2010 fiscal year. As discussed above, for fiscal year 2011, our compensation committee determined that we achieved 75% of our corporate performance goals. As a result, the bonus pool for named executive officers is 75% of the bonus pool that would have resulted if 100% of the corporate goals had been achieved and each executive officer received 100% of his target bonus.

In January 2011, the compensation committee approved, in consultation with our chief executive officer, the cash amounts of the individual performance goals for our named executive officers other than our chief executive officer. In approving the bonuses to be awarded to each such named executive officer for fiscal year 2011, the compensation committee considered the individual performance goals and the achievements described below.

The performance goals for Mr. Michel, our chief financial officer, vice president of corporate development and treasurer, included the establishment of new collaborations (50% weighting); the conservation of cash and the extension of our cash runway (40% weighting); and the management of our finance operations (10% weighting). The compensation committee determined that Mr. Michel achieved 86% of his individual performance goals. Primary consideration was given to his leading the company’s financing activities in fiscal year 2011, which accounted for $30 million in additional funding, as well as the renegotiation of the company’s near-term obligations for the purchase of recombinant human insulin totaling more than $4 million of savings.

The performance goals for Dr. Krasner, our chief medical officer, included the advancement of our product candidates (90% weighting); the establishment of new collaborations (5% weighting); and providing support for our financing strategies and operational improvements (5% weighting). The compensation committee determined that Dr. Krasner achieved 75% of his individual performance goals. Primary consideration was given to Dr. Krasner’s management of the end-of-review meeting with the FDA with regard to our LinjetaTM NDA; oversight of two phase 1 clinical trials in fiscal year 2011 and the resulting improvements in the tolerability profile of our lead ultra-rapid-acting insulin candidates; and the development of insulin analog-based formulations of ultra-rapid-acting insulin.

The performance goals for Mr. Bavier, our general counsel and secretary, included the establishment of new collaborations (50% weighting); the conservation of cash and the extension of our cash runway (30% weighting); the advancement of our product candidates (10% weighting); and the successful management of legal and operational matters (10% weighting). The compensation committee determined that Mr. Bavier achieved 79% of his individual performance goals. Primary consideration was given to his role in the company’s financing activities in fiscal year 2011, the renegotiation of the company’s near-term obligations for the purchase of recombinant human insulin and the company’s reduction-in-force that was conducted in January 2011. The compensation committee also evaluated Mr. Bavier’s execution of his responsibilities in overseeing our quality assurance and control functions, which report to him.

The performance goals for Mr. Steiner, our vice president, operations, included successful management of human resources (70% weighting), information technology (10% weighting), facilities (10% weighting) and our public relations / communications operations (10% weighting). The compensation committee determined that Mr. Steiner achieved 75% of his individual performance goals. Primary consideration was given to his leadership of the company’s reduction-in-force that was conducted in January 2011 and the management of costs associated with employee benefits.

Based on the foregoing considerations, our board of directors adopted the compensation committee’s recommendation to award discretionary cash bonuses for the 2011 fiscal year in the amount of $168,750 to Dr. De Souza, $86,892 to Mr. Michel, $81,888 to Dr. Krasner, $55,920 to Mr. Bavier and $53,697 to Mr. Steiner. However, due to cash conservation considerations, subject to stockholder approval, our board of directors has determined that it would be preferable to replace the cash bonuses that would otherwise be payable with a specified number restricted stock units under our 2010 Stock Incentive Plan. We will only issue these restricted stock units if our stockholders approve the amendment to the 2010 Stock Incentive Plan described in this proxy statement under “Proposal Number 2.” If our stockholders approve Proposal Number 2, we expect to deliver the restricted stock units no later than March 31, 2012. The restricted stock units will vest on September 30, 2012. In the alternative, if our stockholders do not approve this proposal, we expect to pay the cash bonuses no later than March 31, 2012. The following table sets forth the amount of the cash bonus that has been awarded to each named executive officer and the number of restricted stock units the executive officers will receive in place of those bonuses if Proposal Number 2 is approved. We did not award cash bonuses to our named executive officers for the 2010 fiscal year.

Name	Cash Bonus Awarded	Restricted Stock Units to Replace Cash Bonus
Dr. Errol B. De Souza	$168,750	225,000
Gerard J. Michel	$86,892	115,856
Dr. Alan Krasner	$81,888	109,184
Paul Bavier	$55,920	74,560
Erik Steiner	$53,697	71,596

Equity Awards. Our equity award program is the primary vehicle for offering long-term incentives to our executive officers. Equity awards have traditionally been comprised of stock options and/or RSUs. Our compensation committee reviews all components of a named executive officer’s compensation when determining annual equity awards to ensure that the executive officer’s total compensation conforms to our overall philosophy and objectives. We do not have any equity ownership guidelines for our executive officers. From year to year, we determine the size of equity grant awards to the named executive officers based on the factors set forth below.

Stock options are provided to ensure that management only realizes a portion of its compensation to the extent that stockholder value is created. We view stock options as inherently performance-based, as our executive officers are rewarded only if our stock price increases. RSUs are provided to align management’s interests with those of our stockholders and provide retention irrespective of stock price changes. RSUs are regarded as a lower risk award, since they will always have value upon vesting; whereas vested stock options will have value only to the extent that the market price for the company’s stock is higher than the exercise price of the option, which equals at least the fair market value on the grant date. Given the different risk/reward characteristics of the two types of awards, our compensation committee believes that the grant to executive officers of equity awards comprising a greater proportion of stock options relative to RSUs is consistent with its philosophy that employees in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance. Prior to December 2009, we granted stock options exclusively.

In determining the size of equity grants to our named executive officers, our compensation committee considers comparative share ownership of executives in our compensation peer group, our performance, the applicable executive officer’s performance, the amount of equity previously awarded to the executive officer, the vesting of such awards, and other components of executive officer compensation, including salary and bonus. The committee also considers Radford survey data and the recommendations of management and Frederic W. Cook, if applicable.

We typically make an initial equity award of stock options to new executive officers and annual equity grants as part of our overall compensation program. All grants of equity awards to our named executive officers are recommended by our compensation committee and approved by our board of directors. In December 2011, we awarded equity awards to our named executive officers in the following amounts:

Name	Number of Shares Underlying Option Grant
Dr. Errol B. De Souza	140,000
Gerard J. Michel	65,000
Dr. Alan Krasner	65,000
Paul S. Bavier	55,000
Erik Steiner	49,000

In recommending these fiscal 2011 equity grant awards to our named executive officers, the compensation committee primarily considered the importance of retaining our executive talent while preserving our cash position, in light of the fact that the exercise prices all of our previous option grants to our named executive officers are significantly higher than the current price of our common stock. Additionally, given the historically low price for our common stock, it was determined that stock options, rather than RSUs, would be most useful in providing the appropriate incentives for our employees and aligning their interests with our stockholders. All of the options grants listed above vest 25% per year over four years.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, a 401(k) plan, and an employee stock purchase plan. Executive officers are generally eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We do not at this time have a 401(k) matching program.

We may from time to time award a cash signing bonus when an executive officer first joins us. Whether a signing bonus is paid and the amount of the bonus will be determined on a case-by-case basis under the specific hiring circumstances. For example, we may consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses or to create additional incentives for an executive to join our company in a position where there is high market demand. We did not pay any cash signing bonuses in fiscal year 2010 to any of our named executive officers.

In fiscal years 2010 and 2011 we reimbursed Dr. Krasner for $8,223 and $7,599, respectively, of his documented commuting expenses, including payments for temporary living quarters closer to our facilities. In fiscal years 2010 and 2011, we reimbursed Dr. De Souza for $8,177 and $15,422, respectively, of his documented commuting expenses, including payments for temporary living quarters closer to our facilities. We have continued to reimburse Dr. Krasner and Dr. De Souza for these expenses in fiscal year 2012. Also in fiscal year 2010, we reimbursed Dr. De Souza and Dr. Steiner for $12,011 and $23,397, respectively, in legal expenses incurred in connection with the negotiation of their respective employment agreements.

Severance and Change of Control Benefits

Pursuant to the terms of our agreements with our named executive officers, as well as the stock option agreements that we enter into upon the grant of options and the restricted stock unit agreements we enter into upon the grant of RSUs, our executive officers are entitled to certain benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control”, below. We believe that providing these benefits helps us compete for executive talent.

In the case of our named executive officers, our employment agreements, change of control agreements and restricted stock unit agreements with them provide for full payment of change of control benefits upon the occurrence of a “double trigger”. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the executive’s employment is terminated during a specified period after the change of control. We believe that a “double trigger” benefit helps maximize stockholder value because it prevents an unintended windfall to executive officers in the event of a friendly change of control, while still providing appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

Under our severance agreements and stock option agreements with our executive officers, all unvested options immediately vest upon termination of employment or a change of control, respectively.

Risk Considerations in our Compensation Program.

We have reviewed and evaluated the standards on which our compensation plans have been developed and implemented across our company. It is our belief that our compensation programs do not encourage inappropriate actions by our executive officers. Specifically, we believe that our compensation policies and practices avoid:

•	a compensation mix overly weighted toward annual bonus awards;

•	an excessive focus on stock option awards that would cause behavior to drive short-term stock price gains in lieu of long-term value creation; and

•	unreasonable financial goals or thresholds that would encourage efforts to generate near-term revenue with an adverse impact on long-term success.

We believe that our current business process and planning cycle fosters behaviors and controls that would mitigate the potential for adverse risk caused by the action of our executives. These behaviors and controls can be summarized as follows:

•	Our annual review of corporate and individual objectives of the executive officers aligns these goals with our annual operating and strategic plans and does not encourage unnecessary or excessive risk taking.

•	Incentive awards are based on a review of a variety of indicators, including both financial performance and strategic achievements, reducing the potential to concentrate on one indicator as the basis of an annual incentive award.

•	The mixes between fixed and variable and cash and equity compensation are designed to encourage strategies and actions that are in our long-term best interests.

•	The discretionary authority of our compensation committee and our board of directors allows us to adjust annual bonus funding and payments and reduces business risk associated with our cash bonus program.

•	Stock option awards vest over a period of time. As a result of the longer time horizon to receive the value of a stock option award, the prospect of short-term or risky behavior is mitigated.

As a result, we do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on us. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other most highly paid executive officers, other than the chief financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1) ($)		Bonus(2) ($)	Stock Awards (3)($)	Option Awards (4)($)	All Other Compensation ($)		Total ($)

Errol B. De Souza	2011	450,000	(5)	168,750	146,700	160,200	15,422	(6)	941,072
President and Chief Executive	2010	230,192		—	—	1,603,000	20,188		1,853,380
Officer

Gerard J. Michel	2011	317,067		86,892	73,350	80,100	9,451	(7)	566,860
Chief Financial Officer, Vice	2010	315,595		—	183,280	81,148	9,451		589,474
President of Corporate	2009	310,000		64,000	—	49,200	2,930		426,130
Development and Treasurer

Alan Krasner	2011	311,953		81,888	73,350	80,100	7,599	(8)	554,890
Chief Medical Officer	2010	310,505		—	203,030	82,241	8,223		603,999
	2009	305,000		70,000	—	49,200	18,462		442,662

Paul S. Bavier	2011	209,673		55,920	57,050	62,300	806	(9)	385,749
General Counsel and	2010	208,700		—	165,110	44,284	605		418,699
Corporate Secretary	2009	198,417		49,500		30,750	—		278,667

Erik Steiner	2011	204,559		53,697	24,450	22,250	7,671	(10)	312,627
Vice President Operations	2010	203,610		—	19,750	46,947	3,147		273,454
	2009	200,000		29,000	—	24,600	6,923		260,523

Solomon S. Steiner	2011	—		—	—	—	1,385,678	(11)	1,385,678
Former President and Chief	2010	390,184		—	—	229,000	58,800		677,984
Executive Officer and Former	2009	375,000		48,000		61,500	34,614		519,114
Chief Scientific Officer

(1)	The amounts in the “Salary” column reflect the base salary earned and recorded during fiscal year 2011, fiscal year 2010 and fiscal year 2009, respectively.

(2)	The amounts in the “Bonus” column reflect the actual amounts awarded to each named executive officer as annual discretionary cash bonuses. The bonuses, if any, were paid in the month of December following the fiscal year for which the bonus was awarded, with the exception of those for fiscal year 2011. At our Annual Meeting, our stockholders will vote on an amendment to our 2010 Stock Incentive Plan to increase the number of shares that may be issued under the 2010 Stock Incentive Plan solely for the purpose of allowing us to issue restricted stock units in place discretionary cash bonuses in connection with the fiscal year ended September 30, 2011. If the 2010 Stock Incentive Plan amendment is not approved, the fiscal year 2011 bonuses will be paid in cash by March 31, 2012. If the 2010 Stock Incentive Plan amendment is approved, RSU awards will be issued in March 2012 and will vest in full on September 30, 2012.

(3)	The amounts in the “Stock Awards” column represent the grant date fair value of restricted stock units granted in fiscal year 2011, in accordance with ASC 718. For the assumptions relating to valuations of equity awards, see Note 2 to our 2011 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(4)	The amounts in the “Option Awards” column represent the grant date fair value of option awards granted in the respective fiscal years, in accordance with ASC 718. For the assumptions relating to these valuations, see Note 2 to our 2011 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(5)	Dr. De Souza’s base salary includes a one-time, $50,000, reduction for fiscal year 2011 through deferral into a number of RSUs determined by dividing $50,000 by $5.08, or the fair market value of our common stock on October 1, 2010. The RSUs vested in equal installments on each of December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011. See the “Fiscal Year 2011 Grants of Plan-Based Awards” table below.

(6)	Reflects reimbursement of commuting and temporary living expenses in the amount of $15,422.

(7)	Reflects payment for accrued but unused vacation time.

(8)	Reflects reimbursement of commuting and temporary living expenses.

(9)	Reflects payment for accrued but unused vacation time.

(10)	Reflects payment for accrued but unused vacation time.

(11)	Reflects $1,250,000 in severance payments, as described under the heading “Severance Arrangement with Dr. Steiner”, below. Also, reflects payment for unused vacation time in the amount of $57,690 and medical costs for two years, as outlined in his severance agreement, in the amount of $77,988. Dr. Steiner served as our president and chief executive officer until March 2010 and then as our chief scientific officer until December 2010, when he retired.

Grants of Plan-Based Awards in Fiscal Year 2011

The following table sets forth information with respect to each grant of a plan-based award made to our named executive officers during the fiscal year ended September 30, 2011.

Fiscal Year 2011 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1)(#) Exercisable	Exercise or Base Price of Option Awards ($/Sh) (2) Unexercisable	Market All Other Stock Awards: Number of Shares of Stocks or Units) (#)	Grant Date Fair Value of Stock and Option Awards(3)
Errol B. De Souza	10/01/2010	—	—	9,843	50,000
	12/14/2010	180,000	1.63	—	160,200
	12/14/2010	—	—	90,000	146,700
Gerard J. Michel	12/14/2010	90,000	1.63	—	80,100
	12/14/2010	—	—	45,000	73,350
Alan Krasner	12/14/2010	90,000	1.63	—	80,100
	12/14/2010	—	—	45,000	73,350
Paul S. Bavier	12/14/2010	70,000	1.63	—	62,300
	12/14/2010	—	—	35,000	57,050
Erik Steiner	12/14/2010	25,000	1.63	—	22,250
	12/14/2010	—	—	15,000	24,450

(1)	These awards were approved and effective on the grant dates pursuant to the terms of our 2010 Stock Incentive Plan that were in effect at the time of grant.

(2)	The prices reported in this column represent the closing price of our common stock on the date our board of directors granted the stock options. As of such dates, our 2010 Stock Incentive Plan provided that we use as the exercise price the closing price of our common stock on the NASDAQ Global Market on the most recent trading day preceding the grant date.

(3)	Amounts represent the total grant date fair value of stock options granted in fiscal year 2011 under ASC 718. The assumptions used by us with respect to the valuation of options are set forth in Note 2 to our 2011 audited financial statements, which are included in the annual report that accompanies this Proxy Statement. As of September 30, 2011, the weighted average exercise price of all outstanding options to purchase shares of common stock under all existing stock incentive plans was $8.17, and the weighted average remaining term was six years in each instance.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held as of September 30, 2011 by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)
Errol B. De Souza	247,917	452,083	(1)	4.27	3/31/2017
	—	180,000	(10)	1.63	12/13/2017
	—	—		—	—	90,000	(11)	$48,600
Solomon S. Steiner	53,138	—	(2)	1.41	12/22/2012
	53,138	—	(2)	5.65	12/14/2013
	53,138	—	(3)	12.63	12/18/2014
	35,000	—	(3)	18.16	6/5/2015
	200,000	—	(3)	17.92	12/3/2015
	50,000	—	(3)	2.29	12/12/2016
	75000	—	(3)	3.71	12/14/2017
Gerard J. Michel	93,750	31,250	(4)	16.78	11/20/2015
	20,000	20,000	(8)	2.29	12/12/2016
	8,859	26,577	(9)	3.71	12/14/2017
	—	90,000	(10)	1.63	12/13/2017
	—	—		—	—	34,800	(11)	$18,792
	—	—		—	—	45,000	(12)	$24,300
Alan Krasner	75,000	25,000	(5)	15.62	5/26/2016
	20,000	20,000	(8)	2.29	12/12/2016
	8,978	26,935	(9)	3.71	12/14/2017
	—	90,000	(10)	1.63	12/13/2017
	—	—		—	—	38,550	(11)	$20,817
	—	—		—	—	45,000	(12)	$24,300
Paul S. Bavier	26,250	8,750	(6)	1.63	10/11/2015
	11,250	3,750	(7)	17.92	12/3/2015
	12,500	12,500	(8)	2.29	12/12/2016
	4,834	14,504	(9)	3.71	12/14/2017
	—	70,000	(10)	1.63	12/13/2017
	—	—		—	—	31,350	(11)	$16,929
	—	—		—	—	35,000	(12)	$18,900

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)
Erik Steiner	14,170	—	(2)	5.65	12/14/2013
	21,255	—	(2)	12.63	12/18/2014
	25,000	—	(2)	18.16	6/5/2015
	45,000	15,000	(7)	17.92	12/3/2015
	10,000	10,000	(8)	2.29	12/12/2016
	5,125	15,376	(9)	3.71	12/14/2017
	—	25,000	(10)	1.63	12/13/2017
	—	—		—	—	3,750	(11)	$2,025
	—	—		—	—	15,000	(12)	$8,100

(1)	This option vests over four years with 25% vesting on the first anniversary of the grant date and the remainder in equal monthly installments thereafter. The first annual installment vested on April 1, 2011 and an equal amount has vested each month thereafter. The remainder will vest in approximately equal monthly installments.

(2)	These options fully vested as of September 30, 2011.

(3)	These options vested immediately per the terms of the severance agreement with Dr. Steiner.

(4)	This option vested in four equal annual installments. The first three installments vested on November 28, 2008, 2009 and 2010. The final installment vested on November 28, 2011, after the completion of our fiscal year 2011.

(5)	This option vests in four equal annual installments. The first three installments vested on May 27, 2009, 2010 and 2011. The next installment will vest on May 27, 2012, after the completion of our fiscal year 2011.

(6)	This option vested in four equal annual installments. The first three installments vested on October 12, 2008, 2009 and 2011. The final installment vested on October 12, 2011, after the completion of our fiscal year 2011.

(7)	This option vested in four equal annual installments. The first three installments vested on December 4, 2008, 2009 and 2010. The final installment vested on December 4, 2011, after the completion of our fiscal year 2011.

(8)	This option vests in four equal annual installments. The first two installments vested on December 15, 2009 and 2010, respectively. The third installment vested on December 15, 2011, after the completion of our fiscal year 2011. The final installment will vest on December 15, 2012.

(9)	This option vests in four equal annual installments. The first installment vested on December 15, 2010. The second installment vested on December 15, 2011, after the completion of our fiscal year 2011. The next two installments will vest on December 15, 2012 and 2013.

(10)	This option vests over three years: fifty percent the first year and two equal annual installments the remaining two years. The first installment vested on December 14, 2011, after the completion of our fiscal year 2011. The next two installments will vest on December 14, 2012 and 2013.

(11)	These restricted stock units vest in four equal annual installments. The first installment vested on December 15, 2010. The second installment vested on December 15, 2011, after the completion of our fiscal year 2011. The next two installments will vest on December 15, 2012 and 2013.

(12)	These restricted stock units vest over three years: fifty percent on the first anniversary of the grant date and two equal installments on the second and third anniversaries of the grant date. The first installment vested on December 14, 2011, after completion of our fiscal year 2011. The next two installments will vest on December 14, 2012 and 2013.

Option Exercises and Stock Vested

In fiscal year 2011, none of our named executive officers exercised any options to purchase shares of our common stock.

Potential Payments Upon Termination and Change of Control

Dr. De Souza, Mr. Michel, Dr. Krasner, Mr. Bavier and Mr. Steiner are each entitled to receive termination benefits that are not available to our employees generally. These benefits are provided pursuant to Dr. De Souza’s employment agreement, and change of control and severance agreements in the cases of Dr. Krasner and Messrs. Michel, Bavier and Steiner. In addition, our equity plans provide for certain acceleration of unvested equity awards upon our change of control.

Employment Agreement with Dr. De Souza

In connection with his appointment, Dr. De Souza signed an employment agreement, dated March 26, 2010 (the “De Souza Employment Agreement”), setting forth the terms of his employment. The De Souza Employment Agreement provides for an initial term of employment for the period from March 29, 2010 to March 28, 2014 and it continues for successive one-year terms unless the agreement is terminated by either party on 120 days prior written notice in accordance with the terms of the agreement. The De Souza Employment Agreement provides for an annual salary of $450,000 and eligibility for a target bonus of 50% of the annual salary, which bonus may be increased in the sole judgment of our compensation committee. In addition, Dr. De Souza was granted options to purchase 700,000 shares of our common stock pursuant to the 2010 Stock Incentive Plan. We will pay Dr. De Souza’s reasonable and documented temporary housing and related expenses of up to $5,000 per month for a period of up to 18 months following the date of the De Souza Employment Agreement. Dr. De Souza’s base salary for fiscal year 2011 was reduced to $400,000 on October 1, 2010, and in connection with that, he received a grant of 9,843 restricted stock units.

We may terminate the De Souza Employment Agreement with or without cause. Dr. De Souza will not be entitled to severance benefits if we terminate his employment for cause, as defined in the De Souza Employment Agreement, or if he terminates his employment without good reason. If we terminate Dr. De Souza’s employment without cause, or he terminates his employment with the company for good reason, he is entitled to:

•	two times his then current base salary, plus two times his target annual bonus for the fiscal year in which he is terminated, plus the pro rata amount of his target annual bonus for the fiscal year in which he is terminated to be paid in equal installments over a 24 month period;

•	COBRA benefits until the earlier of the end of the 24th month after the date his employment with us ends or the date his COBRA coverage expires;

•	24 months of acceleration of his outstanding equity compensation awards; and

•	full vesting of his outstanding equity compensation awards, if we terminate his employment without cause, or he terminates his employment with us for good reason within 12 months following a change in control, as defined in the De Souza Employment Agreement.

For the first three years of the De Souza Employment Agreement, if any payments to Dr. De Souza by us would be considered “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, subject to the excise tax imposed by Section 4999 of the Code, he will be paid an amount necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Pursuant to the terms of the De Souza Employment Agreement, if we terminate Dr. De Souza’s employment without cause, or he terminates his employment with us for good reason, he agrees not to compete with us for 24 months following the termination of his employment with us. If we terminate his employment for cause or if he terminates his employment without good reason, he agrees not to compete with us for 12 months.

In order to receive the severance benefits described above, Dr. De Souza must deliver a general release of claims to us.

Change of Control Agreement and Severance Agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner

Pursuant to our change of control agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner, each executive is entitled to the following upon termination of employment with us occurring within two years of a change of control, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, an amount equal to the average bonus paid to the executive over the last three fiscal years, portioned based on the number of days worked during the year, or the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

All severance payments under the change of control agreement shall be made in a lump sum within ten days of the “Date of Termination” as defined in the change of control agreement (subject to any requirements of later payment under tax laws), except that any bonus payments shall be made when the executive’s bonus would have been paid if he were still employed by us, and the continuing payments of such executive’s base salary shall be paid at normal payroll intervals during the 18-month severance period, on the dates and in the amounts such executive would have received if he were still employed by us.

Under the change of control agreement, if we terminate Dr. Krasner or Messrs. Michel, Bavier or Steiner for cause or if any of the executives terminates his employment with us without good reason, then the executive is not entitled to severance payments or other benefits.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, the executive must release us from any and all claims. In addition, the executive must not solicit any of our employees during the period that he receives his annual base salary.

Pursuant to the terms of the change of control agreement, the term “change of control” is generally defined as the following:

(a) the acquisition by any person or group of beneficial ownership of more than 50% of the outstanding shares of our common stock, or, if there are then outstanding any of our other voting securities, such acquisition of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors, except for any of the following acquisitions of beneficial ownership of our common stock or our other voting securities: (i) by us or any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us; (ii) by Solomon S. Steiner; or (iii) by any person or entity during the lifetime of Solomon S. Steiner if the shares acquired were beneficially owned by Solomon S. Steiner immediately prior to their acquisition and the acquisition is a transfer to a trust, partnership, corporation or other entity in which Solomon S. Steiner owns a majority of the beneficial interests;

(b) we sell all or substantially all of our assets (or consummate any transaction having a similar effect) or we merge or consolidate with another entity or complete a reorganization unless the holders of our voting securities outstanding immediately prior to the transaction own immediately after the transaction in approximately the same proportions 50% or more of the combined voting power of the voting securities of the entity purchasing the assets or surviving the merger or consolidation or the voting securities of its parent company, or, in the case of a reorganization, 50% or more of the combined voting power of our voting securities; Notwithstanding the foregoing, any purchase or redemption of outstanding shares of our common stock or other voting securities by us resulting in an increase in the percentage of outstanding shares or other voting securities beneficially owned by any person or group shall be deemed to constitute a reorganization; however, no increase in the percentage of outstanding shares or other voting securities beneficially owned by Solomon S. Steiner or any person or entities referred to in (a)(i) or (iii) above resulting from any redemption of shares or other voting securities by us shall result in a change of control;

(c) we are liquidated; or

(d) our board of directors (if we continue to own our business) or the board of directors or comparable governing body of any successor owner of our business (as a result of a transaction which is not itself a change of control) consists of a majority of directors or members who are not incumbent directors.

In addition, the following terms have the following meanings:

•	“cause” is generally defined to mean:

•	the executive’s refusal to carry out any material duties or any directions or instructions of our board of directors or senior management which are reasonably consistent with those duties;

•	failure to perform satisfactorily any duties or any directions or instructions of our board of directors or senior management for ten days following written notice of the same;

•	violation of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;

•	gross negligence, willful misconduct, or the breach by the executive of his duty to us involving self-dealing or personal profit;

•	current abuse by the executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent us with investors, customers or the public; or

•	any other material violation of any provision of the change of control agreement for ten days following written notice of the same.

•	“good reason” is generally defined to mean:

•	a failure to grant the executive’s salary, bonus, and right to participate in fringe benefit programs that are otherwise afforded under the change of control agreement, other than an isolated and inadvertent failure not taken in bad faith that we remedy promptly upon receiving written notice of the same;

•	a material diminution in the executive’s position, authority, duties or responsibilities;

•	our requiring the executive to be based at any office or location that is more than fifty miles from the location of the executive’s assigned worksite and the executive’s residence immediately prior to the change of control;

•	our failure to require any successor to our business (whether by purchase of assets, merger or consolidation) to assume our obligations under the change of control agreement; or

•	any other material violation of the change of control agreement by us.

Pursuant to our severance agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner, each is entitled to the following upon termination of employment with us, unless such termination is by the executive for other than good reason or by us for cause:

•	annual base salary earned through the termination date;

•	in the event the executive satisfied the performance criteria for an annual bonus prior to termination, a portion of the annual bonus based on the number of days worked during the year;

•	if the performance criteria were not fully satisfied, but our board of directors determines that criteria could have been satisfied had the executive remained employed for the full fiscal year, the average annual bonus;

•	any accrued paid time-off;

•	annual base salary for a period of 18 months following the date of termination;

•	health insurance and, under certain circumstances, life, disability and other insurance benefits for a period of 18 months or until the executive qualifies for similar benefits from another employer;

•	150% of the average annual bonus (paid in addition to the bonus described immediately above);

•	acceleration of all outstanding options; and

•	extension of the exercisability of options.

All severance payments under the change of control agreement shall be made in a lump sum within ten days of the “Date of Termination” as defined in the severance agreement, except that any bonus payments shall be made when the executive’s bonus would have been paid if he were still employed by us, and the continuing payments of such executive’s base salary shall be paid at normal payroll intervals during the 18-month severance period, on the dates and in the amounts such executive would have received if he were still employed by us.

The definitions of “good reason” and “cause” are generally the same under the executive’s severance agreement as under his change of control agreement.

Under the agreement, if we terminate the executive for cause or the executive terminates his employment with us without good reason, the executive is entitled to severance payments or other benefits. In the event the severance agreement entitles the executive to identical benefits under his change of control agreements, we will not duplicate coverage and each executive will be only be entitled to such compensation payments and other benefits as available under one of the agreements.

In order to receive the above termination benefits that are not otherwise accrued as of the date of termination, Dr. Krasner and Messrs. Michel, Bavier and Steiner must release us from any and all claims. In addition, none of the executives may solicit any of our employees during the period that he receiving his annual base salary.

Equity Plans

Each of our named executive officers holds outstanding unvested stock options that are subject to acceleration upon a change of control (i.e., a “single trigger”). These outstanding awards were granted pursuant to the terms of our 2004 Stock Incentive Plan or the 2010 Stock Incentive Plan in effect at the time of grant.

Estimated Payments

The table below sets forth the estimated payments to each of Dr. De Souza, Mr. Michel, Dr. Krasner, Mr. Bavier and Mr. Steiner upon the termination or change of control events described immediately above. The estimated payments are based on the assumption that the termination event occurred on September 30, 2011, the last day of the most recently completed fiscal year, and the stock price of our common stock was $0.54, the price of our common stock on September 30, 2011. The estimates below are based on these assumptions, as required by the rules of the SEC, while the actual amounts to be paid to each executive officer will be determinable only upon the actual termination event. In addition, the amounts set forth in the table below do not include any other payments that are available to our employees generally on a non-discriminatory basis.

Estimated Payments Upon a Change of Control

Named Executive Officer	Estimated Total Value of Cash Payment (Salary, Bonus)		Estimated Total Value of Benefits Coverage Continuation(1)	Estimated Total Value of Equity Acceleration(2)	Total Change of Control Benefits
Errol B. De Souza	$2,213,774	(3)	$67,707	$—	$2,281,481
Gerard J. Michel	$642,061		$47,592	$—	$689,653
Alan Krasner	$631,706		$47,592	$—	$679,298
Paul S. Bavier	$424,589		$47,592	$—	$472,181
Erik Steiner	$398,891		$16,555	$—	$415,446

Estimated Severance Payments

Named Executive Officer	Estimated Total Value of Cash Payment (Salary, Bonus)	Estimated Total Value of Benefits Coverage Continuation(1)	Estimated Total Value of Equity Acceleration(2)	Total Termination Benefits
Errol B. De Souza	$1,575,000	$67,707	$—	$1,642,706
Gerard J. Michel	$642,061	$47,592	$—	$689,653
Alan Krasner	$631,706	$47,592	$—	$679,298
Paul S. Bavier	$424,589	$47,592	$—	$472,181
Erik Steiner	$398,891	$16,555	$—	$415,446

(1)	Consists of medical insurance coverage. The value is based upon the type of insurance coverage we carried for each named executive officer as of September 30, 2011 and is valued at the premiums in effect on September 30, 2011.

(2)	Assumes the exercise and sale of all in-the-money outstanding options held by each named executive officer on September 30, 2011, on which the closing price of our common stock on the Nasdaq Global Market was $0.54.

(3)	Includes potential gross-up payments pursuant to the executive officer employment agreement.

Severance Arrangement with Dr. Steiner

On December 14, 2010, Dr. Solomon Steiner retired from his position as our chief scientific officer and from all of his management responsibilities with us. On the same date, we and Dr. Steiner executed a general release agreement. Dr. Steiner is entitled to receive the severance benefits set forth in his employment agreement that were conditioned upon his signing the release. These benefits include:

•	two times his then current base salary, plus two times his target annual bonus for the fiscal year in which his employment ended, plus the pro rata amount of his target annual bonus for the fiscal year in which his employment ended to be paid in equal installments over a 24 month period;

•	COBRA benefits until the earlier of the end of the 24th month after the date his employment with us ends or the date his COBRA coverage expires;

•	24 months of acceleration of his outstanding equity compensation awards; and

•	full vesting of his outstanding equity compensation awards.

•	In addition, Dr. Steiner has agreed not to compete with us for twenty-four (24) months.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee has ever been our employee.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the compensation committee of the board of directors of Biodel Inc.

Respectfully submitted,
Dr. Pereira (Chair)
Dr. Ginsberg
Dr. Lorber

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Institute for Clinical Research and Development

Dr. Andreas Pfützner served as our chief medical officer in Europe until December 2008. Dr. Pfützner continues to perform consulting services for us from time to time, and during the fiscal years ended September 30, 2009 and 2010, we paid Dr. Pfützner $150,000 and $50,000 respectively, in consulting fees. During the fiscal years ended September 30, 2009 and 2010, we paid approximately $1,419,000 and $867,000 respectively, in clinical related costs to the Institute for Clinical Research and Development in Mainz, Germany, where Dr. Pfützner serves as its managing director. Dr. Pfützner is majority owner of the institute together with his spouse. In July 2007, Steiner Ventures, LLC loaned Dr. Pfützner approximately $200,000. As of September 30, 2010, the remaining balance on the loan was approximately $89,000. Our former director and former chief scientific officer, Dr. Solomon Steiner, is the sole managing member of Steiner Ventures, LLC. Dr. Steiner and his spouse jointly own 54% of Steiner Ventures, LLC, with the balance split equally among their four adult children, including Erik Steiner. Erik Steiner is our vice president, operations.

Director Compensation

Please see “Director Compensation” for a discussion of options granted and other compensation to our non-employee directors.

Executive Compensation

Please see “Executive Compensation” for additional information on compensation of our executive officers. Information regarding (1) an employment agreement with Errol B. De Souza, and (2) a severance agreement and a change of control agreement with Dr. Krasner and Messrs. Michel, Bavier and Steiner is set forth under “Executive Compensation — Potential Payments Upon Termination and Change of Control.”

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

AUDIT COMMITTEE REPORT

The audit committee has reviewed our audited financial statements for the fiscal year ended September 30, 2011 and discussed them with our management and our registered public accounting firm.

The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from our registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the registered public accounting firm the registered public accounting firm’s independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2011.

By the audit committee of the board of directors of Biodel Inc.

Respectfully submitted,
Dr. Lieberman (Chair)
Dr. Pereira
Mr. Casey

Auditor Fees

The following table sets forth the aggregate fees for services billed to us by BDO USA, LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2011	2010
Audit Fees(1)	$283,000	$292,500
Audit-related Fees	$—	$—
Tax Fees(2)	$40,030	$109,127
All Other fees	$—	$—
Total Fees	$323,030	$401,627

(1)	Audit fees consist of fees for the audit of our September 30, 2011 and 2010 financial statements; the audit of our internal controls over financial reporting as of September 30, 2010; the review of the interim financial statements included in our quarterly reports on Form 10-Q; the review of our registration statement on Form S-3 filed on January 13, 2010 and related prospectus supplements filed on August 26, 2010 and May 16, 2011; the review of our registration statement on Form S-8 filed on August 17, 2010; and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for tax compliance services, which relate to preparation of original and amended tax returns and tax payment-planning services.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. During fiscal year 2010, no services were provided to us by any registered public accounting firm other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL NUMBER 2:

APPROVAL OF AN AMENDMENT TO OUR 2010 STOCK INCENTIVE PLAN TO INCREASE
THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER
SOLELY FOR THE PURPOSE OF ALLOWING US TO ISSUE AN AGGREGATE OF
1,096,756 RESTRICTED STOCK UNITS TO CERTAIN OF OUR EMPLOYEES IN PLACE OF
AN AGGREGATE OF $827,567 IN DISCRETIONARY CASH BONUSES IN CONNECTION WITH
THE FISCAL YEAR ENDED SEPTEMBER 30, 2011

We are asking our stockholders to approve an amendment to our 2010 Stock Incentive Plan to increase the number of shares that may be issued under the 2010 Stock Incentive Plan solely for the purpose of allowing us to issue an aggregate of 1,096,756 restricted stock units in place of an aggregate of $822,567 in discretionary cash bonuses to our employees in connection with the fiscal year ended September 30, 2011. If any of those restricted stock units are not granted, or if any of those restricted stock units expire prior to vesting, the number of shares underlying such restricted stock units will not be available for reissuance under the 2010 Stock Incentive Plan.

In March 2010, our stockholders approved the 2010 Stock Incentive Plan. The effective date of the 2010 Stock Incentive Plan was March 2, 2010. Without giving effect to this Proposal Number 2, up to 5,400,000 shares of our common stock may be issued pursuant to awards granted under the 2010 Stock Incentive Plan, plus shares of common stock underlying awards outstanding under our prior plans as of March 2, 2010.

In connection with our compensation program for the fiscal year ended September 30, 2011, our compensation committee evaluated our achievement level with respect to our predefined corporate performance goals, and our board of directors adopted the committee’s recommendation to award an aggregate of $822,567 in discretionary cash bonuses to 35 eligible employees, with an aggregate of $447,147 of this amount awarded to our named executive officers. For more information regarding the determination of the bonuses to our named executive officers, please see “Executive Compensation — Compensation Discussion and Analysis — Recent Considerations — Discretionary Annual Cash Bonuses.”

Due to cash conservation considerations, subject to stockholder approval, our board of directors has determined that it would be preferable to replace the cash bonuses that would otherwise be payable to our employees (including our named executive officers) with restricted stock units issued under the 2010 Stock Incentive Plan. Specifically, our board of directors proposes to issue an aggregate of 1,096,756 restricted stock units in place of the $822,567 in cash bonus payments with respect to the fiscal year ended September 30, 2011. We refer to these 1,096,756 restricted stock units as the 2011 Bonus RSUs.

As of December 31, 2011, we had 1,996,460 shares available for future grant under the 2010 Stock Incentive Plan. Were we to grant the 2011 Bonus RSUs without amending the 2010 Stock Incentive Plan to allow for the issuance of these 1,096,756 additional restricted stock units, then the available shares under the 2010 Stock Incentive Plan would be severely depleted. Accordingly, our board of directors has determined that the replacement of fiscal year 2011 cash bonuses with grants of the 2011 Bonus RSUs will only take place if this Proposal Number 2 is approved by our stockholders. If our stockholders approve this proposal, we expect to deliver the 2011 Bonus RSUs to our employees no later than March 31, 2012. The 2011 Bonus RSUs will vest on September 30, 2012. In the alternative, if our stockholders do not approve this proposal, we expect to pay the cash bonuses no later than March 31, 2012.

The following table indicates, for each individual or group of individuals identified below, the amount of the cash bonuses allocated and the number of 2011 Bonus RSUs proposed to be issued to replace such bonuses if this proposal is approved by our stockholders.

NEW PLAN BENEFITS

2010 Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of 2011 Bonus RSUs
Dr. Errol B. De Souza, Chief Executive Officer	$168,750	225,000
Gerard J. Michel, Chief Financial Officer	$86,892	115,856
Dr. Alan Krasner, Chief Medical Officer	$81,888	109,184
Paul S. Bavier, General Counsel	$55,920	74,560
Erik Steiner, Vice President of Operations	$53,697	71,596
All current executive officers as a group (5 persons)	$447,147	596,196
All current directors who are not executive officers as a group (6 persons)	—	—
All employees who are not executive officers as a group (32 persons)	$375,420	500,560
Total	$822,567	1,096,756

Our board of directors believes that the future success of our company depends, in large part, upon the ability of the company to maintain a competitive position in attracting, retaining and motivating key personnel through, among other things, appropriate bonus payments. However, our board also believes that cash conservation is critical to the future success of our company. Accordingly, our board of directors believes that the amendment to the 2010 Stock Incentive Plan solely for the purpose of allowing us to issue an aggregate of 1,096,756 restricted stock units in place of an aggregate of $822,567 in discretionary cash bonuses to our employees in connection with the fiscal year ended September 30, 2011 is in the best interests of the company and its stockholders and recommends a vote “FOR” the amendment to the 2010 Stock Incentive Plan.

Description of the 2010 Stock Incentive Plan

The following is a brief summary of the 2010 Stock Incentive Plan as proposed to be amended, a copy of which is attached as Exhibit A to this Proxy Statement.

Number of Shares Available for Issuance.

Up to 5.4 million shares of common stock may be issued pursuant to awards granted under the 2010 Stock Incentive Plan, plus shares of common stock underlying already outstanding awards from our prior plans that expire or are cancelled without the holders receiving any shares under those awards; the foregoing number is subject to adjustment in the event of stock splits and other similar events. In addition, if Proposal Number 2 is approved, an additional 1,096,756 shares will be available under the 2010 Stock Incentive Plan solely for the purpose of granting the 2011 Bonus RSUs. Shares issued under the plan may be authorized and unissued shares or may be issued shares that we have reacquired (provided that open market purchases of shares using the proceeds from the exercise of awards do not increase the number of shares available for future grants). The 2010 Stock Incentive Plan uses a “fungible share” concept under which the awards of options and SARs cause one share per covered share to be removed from the available share pool, while the award of restricted stock, restricted stock units (other than the 2011 Bonus RSUs), or other stock-based awards where the price charged for the award is less than 100% of the fair market value will be counted against the pool as 1.6 shares. Shares covered by awards under the 2010 Stock Incentive Plan (other than the 2011 Bonus RSUs) and predecessor plans that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will credited back to the pool at the same one share or 1.6 shares used for the awards if made under the 2010 Stock Incentive Plan, and for awards made under the predecessor plans using the fungible share principles that apply to awards under the 2010 Stock Incentive Plan. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not be available for issuance pursuant to new awards. Shares are subtracted for exercises of stock appreciation rights using the proportion of the total stock appreciation right that is exercised, rather than the number of shares actually issued.

Types of Awards

The 2010 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards as described below, or collectively, awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, Options must be granted at an exercise price that will be not less than 100% of the fair the fair market value of the common stock on the date of grant, except in connection with substitute awards relating to acquisitions. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). Under the 2010 Stock Incentive Plan, options may not be granted for a term in excess of seven years. Options may not provide for the automatic grant of additional shares in connection with the exercise of the original option and options may not provide for the payment or accrual of dividend equivalents. The 2010 Stock Incentive Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the company of shares of common stock, (iii) subject to certain conditions, “net exercise” in which a portion of the shares to be issued on exercise are withheld to pay the exercise price, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to the right of the company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. The right to receive any dividends with respect to Restricted Stock Awards will be conditioned on the vesting of the award.

Restricted Stock Units. Restricted Stock Units entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the board of directors, although the board of directors may provide that these awards will be settled in cash. The right to receive any dividend equivalents with respect to Restricted Stock Units, if such rights are provided, will be conditioned on the vesting of the award.

Other Stock-Based Awards. Under the 2010 Stock Incentive Plan, the board of directors has the right to grant other awards based upon the common stock, or Other Stock-Based Awards, having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions. The compensation committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (a) reductions in net loss, (b) approval of product candidates by regulatory authorities, (c) increase in cost savings, (d) earnings before or after discontinued operations and/or taxes, (e) operating profit before or after discontinued operations and/or taxes, (f) sales, (g) sales growth, (h) earnings growth, (i) cash flow or cash position, (j) gross margins, (k) stock price, (l) market share, (m) return on sales, assets, equity or investment, (n) improvement of financial ratings, (o) achievement of balance sheet or income statement objectives or (p) total stockholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles,

(iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and (iii) will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the company.

Transferability of Awards

In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order and during the life of the participant awards are exercisable only by the participant. However, with the board of directors’ consent, a participant can transfer an award without payment to an immediate family member, family trust, or certain other related entities (to the extent the rules under Form S-8 would cover the transferee).

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the company and its subsidiaries and of other business ventures in which the company has a controlling interest are eligible to be granted awards under the 2010 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of the company and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2010 Stock Incentive Plan may not exceed 1,400,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award. Performance Awards payable in cash will be limited to cash payments of $1 million per calendar year per individual.

Plan Benefits

As of December 30, 2011, approximately 37 persons were eligible to receive awards under the 2010 Stock Incentive Plan, including the company’s chief executive officers and non-employee directors. The granting of awards under the 2010 Stock Incentive Plan is discretionary, and the company cannot now determine the number or type of awards to be granted in the future to any particular person or group. However, if the 2011 Bonus RSUs are approved, the 2011 Bonus RSUs will be granted to the persons listed in the table captioned “New Plan Benefits” above.

On December 30, 2011, the last reported sale price of the company common stock on the NASDAQ Stock Market was $0.61.

Administration

The 2010 Stock Incentive Plan is administered by the board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Stock Incentive Plan and to interpret the provisions of the 2010 Stock Incentive Plan. Pursuant to the terms of the 2010 Stock Incentive Plan, the board of directors may delegate authority under the 2010 Stock Incentive Plan to one or more committees or subcommittees of the board of directors.

Subject to any applicable limitations contained in the 2010 Stock Incentive Plan, the board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2010 Stock Incentive Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Stock Incentive Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the company with or into another entity as a result of which all of the common stock of the company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the common stock of the company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the company. In connection with a Reorganization Event, the board of directors or the compensation committee may take any one or more of the following actions as to all or any outstanding awards on such terms as the board of directors or the compensation Committee determines: (i) provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (A) the number of shares of common stock subject to the vested portion of the holder’s awards (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (i) the Acquisition Price over (II) the exercise, measurement of purchase price of such award, (v) provide that, in connection with a liquidation or dissolution of the company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof) and (vi) any combination of the foregoing.

Unless otherwise provided for in the instrument evidencing any option or any other agreement between a participant and the company, effective immediately prior to a Change in Control Event (as defined in the 2010 Stock Incentive Plan) all options then outstanding shall immediately become exercisable in full. Unless otherwise provided for in the instrument evidencing any Restricted Stock Award or any other agreement between a participant and the company, effective immediately prior to a Change in Control Event all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied. The board of directors may specify in an award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award. The deferred compensation rules of Code Section 409A may delay payment where such delay is required to comply with its rules.

Except as described above, the board of directors or the compensation committee may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award (other than with respect to the 2011 Bonus RSUs being granted in place of a discretionary cash bonus for the fiscal year ended September 30, 2011) will again be available for grant under the 2010 Stock Incentive Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with the company or the acquisition by the company of property or stock of an entity, the board of directors may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as the board of directors deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2010 Stock Incentive Plan. Substitute awards will not count against the 2010 Stock Incentive Plan’s overall share limit, except as may be required by the Code.

Restrictions on Repricing

Unless our stockholders approve such action (or it is appropriate under a change in capitalization, a reorganization event, or a change in control, the 2010 Stock Incentive Plan provides that we may not (1) amend any outstanding option or SAR granted under the 2010 Stock Incentive Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding award, (2) cancel any outstanding option or SAR (whether or not granted under the 2010 Stock Incentive Plan) and grant in substitution therefor new awards under the 2010 Stock Incentive Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award, (3) cancel for cash any options or SARs that then have exercise prices per share below the Fair Market Value, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

The board of directors or the compensation committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2010 Stock Incentive Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No award may be made under the 2010 Stock Incentive Plan after March 2, 2020 but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2010 Stock Incentive Plan; provided that, to the extent determined by the board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If stockholders do not approve the adoption of the amendment to the 2010 Stock Incentive Plan, the amendment to the 2010 Stock Incentive Plan will not go into effect, and the company will not grant the 2011 Bonus RSUs under the 2010 Stock Incentive Plan. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2010 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the stock is distributed with respect to restricted stock unit, the participant will have income in an amount equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock previously taxed. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2010 Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the company

There will be no tax consequences to the company except that the company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NUMBER 3:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT
A ONE-FOR-TWO REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF
COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK AT 50,000,000 SHARES, SUCH AMENDMENT TO BE
EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS WITHOUT
FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

General

Our stockholders are being asked to approve two separate proposals for a reverse stock split of our common stock in the ratios of one-for-two and one-for-four. Our board of directors has adopted resolutions (i) declaring the advisability of each of the reverse stock splits; (ii) approving, subject to stockholder approval, amendments (each, a “Reverse Split Amendment”) to our Certificate of Incorporation to effect each proposed reverse stock split and to fix the number of authorized shares of common stock following the applicable reverse stock split at the amount specified in the applicable Reverse Split Amendment; and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders. The Reverse Split Amendments are attached to this proxy statement as Exhibit B and Exhibit C. Following approval of one or both of the Reverse Split Amendments at the Annual Meeting, our board of directors will have the authority, without further stockholder consent, to effect any one of the Reverse Split Amendments approved by the stockholders at such time as the board of directors may determine is in the best interests of the company and its stockholders. In the event the board of directors determines to implement a reverse stock split, we will file the Reverse Split Amendment containing the ratio that, in the board’s judgment, will be most beneficial to the company and the company’s stockholders, in light of various factors, including market conditions, existing and expected trading prices for our common stock, and the likely effect of business developments on the market price for our common stock. If the Board of Directors adopts one of the Reverse Split Amendments, all other approved Reverse Split Amendments would be deemed abandoned, without any further effect.

Our board of directors reserves the right, even after stockholder approval, to forego or postpone the filing of the one-for-two Reverse Split Amendment or any other Reverse Split Amendment approved by the stockholders if it determines that it is not in the best interests of our company and our stockholders. If neither of the Reverse Split Amendments approved by the stockholders is subsequently implemented by the board of directors before the next annual meeting of stockholders, all such Reverse Split Amendments will be deemed abandoned, without any further effect. In such case, the board of directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

In this Proposal Number 3, our stockholders are being asked to authorize our board of directors, in its discretion, to amend our Certificate of Incorporation to effect a one-for-two reverse stock split of the issued and outstanding common stock and to fix the number of authorized shares of common stock at 50,000,000 on a post-split basis, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.

If approved by our stockholders and implemented by our board of directors, the proposed one-for-two reverse stock split would become effective by filing the Reverse Split Amendment attached to this proxy statement as Exhibit B with the Secretary of State of the State of Delaware. At 5:00 p.m. eastern time on the date of filing the Reverse Split Amendment, or the Effective Time:

•	each outstanding share of our common stock would automatically be changed into one half of a share of common stock;

•	the number of shares of common stock subject to our outstanding options, restricted stock units and warrants and the number of shares reserved for future issuances under our stock plans will be reduced by a factor of two, and any applicable exercise price will be appropriately adjusted;

•	the number of authorized shares of common stock under our Certificate of Incorporation would be fixed at 50,000,000;

•	each outstanding share of our Series A convertible preferred stock will become convertible into one half of a share of our common stock; and

•	any other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect.

Reasons for the Reverse Stock Split

The reasons for the reverse stock split are generally to increase the per share market price of our common stock and to reduce the number of shares outstanding, which we believe will have several benefits to us and our stockholders. Our board of directors believes that the reverse stock split would, among other things, (i) better enable us to maintain the listing of our common stock on the Nasdaq Global Market, (ii) facilitate higher levels of stock ownership by institutions whose investment policies generally prohibit investments in lower-priced securities and (iii) better enable us to raise funds to finance our planned operations.

Our common stock is currently listed on the Nasdaq Global Market. In order to maintain listing on the Nasdaq Global Market, we must continue to meet certain financial and corporate governance qualifications. On November 8, 2011, we received a notice from the Nasdaq Listing Qualifications Department that our common stock had not met the $1.00 per share minimum bid price requirement for 30 consecutive business days for continued listing on the Nasdaq Global Market, as required by Nasdaq Listing Rule 5450(a)(1). The Nasdaq listing rules provide us a with a grace period of 180 calendar days in which to regain compliance. In order to regain compliance, our common stock would have to close at $1.00 per share or more for a minimum of ten consecutive business days. In the event that we do not regain compliance prior to May 7, 2012, the expiration of the grace period, we will receive a staff delisting determination letter notifying us that our common stock is subject to delisting. On or after May 7, 2012, we expect to receive a staff delisting determination letter from Nasdaq stating that our common stock will be delisted. In that case, we expect to appeal NASDAQ’s determination to Hearings Panel, submit a written plan of compliance to the Hearings Panel and request that the Hearings Panel grant an exception to the listing standards for a limited time period. Our board of director’s primary objective in proposing the reverse stock split is to increase the per share trading price of our common stock to greater than $1.00 per share. The closing bid price of our common stock on January 12, 2011 was $0.58 per share. Our board of directors has considered the potential harm to the company of a delisting from the Nasdaq Global Market and believes that the reverse stock split would help us regain compliance with the Nasdaq’s minimum bid price listing standard.

We also have the option, prior to May 7, 2012, of applying to transfer our common stock to the Nasdaq Capital Market if we are able to satisfy the initial listing requirements for that market (other than the minimum bid requirement). If we are eligible to transfer our common stock to the Nasdaq Capital Market and make such an election, and our transfer application is approved, we would be required to regain compliance with the minimum closing bid price requirement within an additional 180-day period. If, at the conclusion of that 180-day period, we have not achieved compliance, we expect that we would be delisted from the Nasdaq Capital Market. However, we believe that a reverse stock split in one of the proposed ratios, which we expect will help us regain compliance with the Nasdaq Global Market listing requirements, is a better option for us at this time.

Following any such delisting, our common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets.” These alternative markets, however, are generally considered to be less efficient than, and not as broad as, the Nasdaq Global Market or the Nasdaq Capital Market. Many OTC stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq markets, which could have a material adverse effect on the liquidity of our common stock.

Our board of directors also believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity. Due to the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Our board of directors believes that the anticipated higher market price resulting from the reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

Our board of directors believes that it is important to have available for issuance a number of authorized shares of common stock to meet our future corporate needs. If our stockholders approve the Reverse Split Amendment, the additional authorized shares on a post-split basis would be available for issuance for any proper corporate purpose, including future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock dividends or stock splits, or issuances under current and future stock plans. The shares would be issuable at the discretion of our board of directors, without further stockholder action except as may be required for a particular transaction by law or the rules of the Nasdaq Marketplace. Our board of directors believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance.

Principal Effects of a One-for-Two Reverse Stock Split

Our board of directors believes that the reverse stock split will increase the trading price of our common stock in an amount sufficient to bring us back into compliance with the Nasdaq Global Market’s minimum bid price listing standard. Our board of directors cannot guarantee, however, that if the reverse stock split is implemented, we will be able to regain compliance with the minimum bid requirement, or that, in the event that we do regain compliance with the minimum bid requirement, the market price per share of our common stock after the effectiveness of the reverse stock split will remain in excess of the $1.00 minimum bid price as required by the Nasdaq Global Market for continued listing. In addition, the market price per share of our common stock after the reverse stock split may not increase in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, which would reduce our market capitalization. Even if the reverse stock split is implemented, no assurance can be given that we will be able to continue to comply with the minimum bid price requirement. It is also possible that we would otherwise fail to satisfy another Nasdaq requirement for continued listing of our common stock.

If the Reverse Split Amendment for the proposed one-for-two reverse stock split is approved at the Annual Meeting and our board of directors elects to effect the proposed one-for-two reverse stock split, each share of our common stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into one half of a share of common stock. In addition, the number of shares of common stock subject to outstanding options, restricted stock units and warrants issued by us and the number of shares reserved for future issuance under our stock plans, will be reduced by a factor of two. Furthermore, the number of shares of common stock subject to issuance upon conversion of our Series A convertible preferred stock will be reduced by a factor of two. No fractional shares of common stock will be issued in connection with the proposed reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the proposed one-for-two reverse stock split will receive cash in lieu of the fractional share as explained more fully below.

Because the proposed reverse stock split will apply to all issued and outstanding shares of common stock and outstanding rights to acquire common stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. In addition, the reverse stock split will not affect the par value of the common stock. As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the common stock on our balance sheet will be reduced to one half of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced. The per share net income or loss and the per share net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.

If the proposed one-for-two Reverse Split Amendment is approved at the Annual Meeting and effected by our board of directors, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares, or an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then decide to sell their shares of common stock.

The one-for-two Reverse Split Amendment would reduce the number of shares of our common stock outstanding and the total number of authorized shares of common stock. We currently have 100,000,000 shares of common stock authorized for issuance pursuant to our Certificate of Incorporation, which would be reduced to 50,000,000 shares as a result of the one-for-two Reverse Split Amendment. We are currently authorized to issue up to 50,000,000 shares of undesignated preferred stock. The reverse stock split will not change the authorized or outstanding number of shares of preferred stock, but will change the number of shares of common stock into which the outstanding shares of our Series A Preferred Stock will be convertible.

As of December 31, 2011, we had a total of 38,709,537 (or 19,354,769 on a post-one-for-two reverse stock split basis) shares of common stock outstanding, 9,146,587 (or 4,573,293 on a post-split basis) shares of common stock reserved for issuance pursuant to outstanding warrants and approximately 8,807,633 (or 4,403,818 on a post-split basis) additional shares of common stock reserved for issuance pursuant to our stock incentive plans, including 1,996,460 (or 998,230 on a post-split basis) shares available under the 2010 Stock Incentive Plan. We also have 1,813,944 additional shares (or 906,972 on a post-split basis) of common stock reserved for issuance upon the conversion of our Series A convertible preferred stock into common stock. As a result, as of December 31, 2011, we had 41,522,299 (or 20,761,150 on a post-split basis) shares of common stock available for future issuance in excess of the outstanding common stock and shares of common stock reserved for issuance pursuant to outstanding warrants, under existing stock plans and conversion of our Series A Preferred Stock.

Holders of our common stock, which has a par value of $0.01 per share, are entitled to one vote for each share held on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionally any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

The proposed one-for-two Reverse Split Amendment would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder’s proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the company. We are not aware of any attempts on the part of a third party to effect a change of control of us, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

Stockholders have no dissenter’s right under Delaware law or our Certificate of Incorporation or our Bylaws, as amended, with respect to the reverse stock split.

Cash Payment in Lieu of Fractional Shares

In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we will pay the holder cash (without interest) equal to such fraction multiplied by the average of the high and low trading prices of the common stock on the Nasdaq Global Market during regular trading hours for the five trading days immediately preceding the Effective Time. No holder shall be entitled to dividends, voting rights or other rights as a stockholder with respect to any fractional shares.

U.S. Federal Income Tax Consequences

The following is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split Amendments and does not purport to be a complete discussion of all of the possible federal income tax consequences of a reverse stock split. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. It does not address the alternative minimum tax provisions of the Code or any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including, but not limited to, banks or other financial institutions, insurance companies, regulated investment companies, mutual funds, partnerships or other pass-through entities, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders in securities, or tax-exempt entities. Further, this summary assumes that the old shares of common stock were, and the new shares of common stock received in the reverse stock split will be, held as a “capital asset,” (generally, property held for investment) as that term is defined in the Code.

We have not sought and will not seek any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

We believe that a reverse stock split will qualify as a “recapitalization” described in Section 368(a)(1)(E) of the Code. Assuming that the reverse stock split qualifies as a recapitalization, a stockholder of the company who exchanges his or her old shares of common stock solely for new shares of common stock will recognize no gain or loss for federal income tax purposes (except to the extent of any cash received in lieu of fractional shares of new common stock). Cash payments in lieu of fractional shares should be treated as if the fractional shares were issued to the stockholder and then redeemed by us for the amount of the cash payment, which will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder’s particular facts and circumstances. A stockholder receiving such payment should recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share (determined as provided below) unless such payment is taxable as a distribution. Based on a published Internal Revenue Service ruling, the payment should not be treated as a distribution if, taking into account the constructive ownership rules set forth in Section 318 of the Code, (a) the stockholder’s relative stock interest in the company is minimal, (b) the stockholder exercises no control over our affairs and (c) there is a reduction in the stockholder’s proportionate interest in the company. The capital gain or loss will be long term capital gain or loss if the stockholder’s holding period for the old shares of common stock exchanged is more than one year.

A stockholder’s aggregate tax basis in the new shares of common stock received in the reverse stock split will be the same as his or her aggregate tax basis in the old shares of common stock, less any portion of such basis allocated to fractional shares for which a cash payment was received. The holding period of the new shares of common stock received by such stockholder in the reverse stock split will include the period during which the old shares of common stock surrendered in the exchange were held.

A non-corporate stockholder may be subject to backup withholding at a 28% rate on cash payments received pursuant to the reverse stock split unless such stockholder provides a correct taxpayer identification number to his or her broker or to us and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules will be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is furnished timely to the Internal Revenue Service.

Board Discretion to Implement the One-for-Two Reverse Stock Split

If the proposed Reverse Split Amendment for the one-for-two reverse stock split is approved at the Annual Meeting, our board of directors may, in its sole discretion, at any time prior to our next annual meeting of stockholders, authorize the one-for-two reverse stock split and file the one-for-two Reverse Split Amendment with the Secretary of State of the State of Delaware, unless our board of directors implements another approved Reverse Split Amendment. The determination by our board of directors will be based on various factors, including existing and expected trading prices for our common stock, the Nasdaq Global Market listing requirements, market conditions, the likely effect of business developments on the market price for our common stock, our additional funding requirements and the number of authorized but unissued shares of our common stock. Notwithstanding the approval by the stockholders of the one-for-two Reverse Split Amendment at the Annual Meeting, our board of directors may, in its sole discretion, determine not to implement the one-for-two reverse stock split. If the board of directors does not implement the one-for-two reverse stock split before our next annual meeting of stockholders, the authorization provided to the board of directors at this Annual Meeting to effect a one-for-two reverse stock split will no longer have any effect. In any such event, the board of directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Our board of directors unanimously recommends a vote “for” the proposal to approve an amendment to our Certificate of Incorporation to effect a one-for-two reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 50,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders in the sole discretion of the board of directors without further approval or authorization of our stockholders.

PROPOSAL NUMBER 4:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT
A ONE-FOR-FOUR REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES
OF COMMON STOCK AND TO FIX ON A POST-SPLIT BASIS THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK AT 25,000,000 SHARES, SUCH AMENDMENT
TO BE EFFECTED PRIOR IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS
WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

General

Our stockholders are being asked to approve two separate proposals for a reverse stock split of our common stock in the ratios of one-for-two and one-for-four. Our board of directors has adopted resolutions (i) declaring the advisability of each of the reverse stock splits; (ii) approving, subject to stockholder approval, amendments (each, a “Reverse Split Amendment”) to our Certificate of Incorporation to effect each proposed reverse stock split and to fix the number of authorized shares of common stock following the applicable reverse stock split at the amount specified in the applicable Reverse Split Amendment; and (iii) authorizing any other action it deems necessary to effect the reverse stock split, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders. The Reverse Split Amendments are attached to this proxy statement as Exhibit B and Exhibit C. Following approval of one or both of the Reverse Split Amendments at the Annual Meeting, our board of directors will have the authority, without further stockholder consent, to effect any one of the Reverse Split Amendments approved by the stockholders at such time as the board of directors may determine is in the best interests of the company and its stockholders. In the event the board of directors determines to implement a reverse stock split, we will file the Reverse Split Amendment containing the ratio that, in the board’s judgment, will be most beneficial to the company and the company’s stockholders, in light of various factors, including market conditions, existing and expected trading prices for our common stock, and the likely effect of business developments on the market price for our common stock. If the Board of Directors adopts one of the Reverse Split Amendments, all other approved Reverse Split Amendments would be deemed abandoned, without any further effect.

Our board of directors reserves the right, even after stockholder approval, to forego or postpone the filing of the one-for-four Reverse Split Amendment or any other Reverse Split Amendment approved by the stockholders if it determines that it is not in the best interests of our company and our stockholders. If neither of the Reverse Split Amendments approved by the stockholders is subsequently implemented by the board of directors before the next annual meeting of stockholders, all such Reverse Split Amendments will be deemed abandoned, without any further effect. In such case, the board of directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

In this Proposal Number 4, our stockholders are being asked to authorize our board of directors, in its discretion, to amend our Certificate of Incorporation to effect a one-for-four reverse stock split of the issued and outstanding common stock and to fix the number of authorized shares of common stock at 25,000,000 on a post-split basis, without further approval or authorization of our stockholders, at any time prior to our next annual meeting of stockholders.

If approved by our stockholders and implemented by our board of directors, the proposed one-for-four reverse stock split would become effective by filing the Reverse Split Amendment attached to this proxy statement as Exhibit C with the Secretary of State of the State of Delaware. At 5:00 p.m. eastern time on the date of filing the Reverse Split Amendment, or the Effective Time:

•	each outstanding share of our common stock would automatically be changed into one fourth of a share of common stock;

•	the number of shares of common stock subject to our outstanding options, restricted stock units and warrants and the number of shares reserved for future issuances under our stock plans will be reduced by a factor of four, and any applicable exercise price will be appropriately adjusted;

•	the number of authorized shares of common stock under our Certificate of Incorporation would be fixed at 25,000,000;

•	each outstanding share of our Series A convertible preferred stock will become convertible into one fourth of a share of our common stock; and

•	any other Reverse Split Amendment approved by the stockholders would be deemed abandoned, without any further effect.

Reasons for the Reverse Stock Split

For a discussion of the reasons underlying our decision to seek approval for the reverse stock split, see the caption entitled “Reasons for the Reverse Stock Split” in Proposal Number 3.

Principal Effects of a One-for-Four Reverse Stock Split

Our board of directors believes that the reverse stock split will increase the trading price of our common stock in an amount sufficient to bring us back into compliance with the Nasdaq Global Market’s minimum bid price listing standard. Our board of directors cannot guarantee, however, that if the reverse stock split is implemented, we will be able to regain compliance with the minimum bid requirement, or that, in the event that we do regain compliance with the minimum bid requirement, the market price per share of our common stock after the effectiveness of the reverse stock split will remain in excess of the $1.00 minimum bid price as required by the Nasdaq Global Market for continued listing. In addition, the market price per share of our common stock after the reverse stock split may not increase in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse stock split, which would reduce our market capitalization. Even if the reverse stock split is implemented, no assurance can be given that we will be able to continue to comply with the minimum bid price requirement. It is also possible that we would otherwise fail to satisfy another Nasdaq requirement for continued listing of our common stock.

If the Reverse Split Amendment for the proposed one-for-four reverse stock split is approved at the Annual Meeting and our board of directors elects to effect the proposed one-for-four reverse stock split, each share of our common stock outstanding immediately prior to the Effective Time would automatically be changed, as of the Effective Time, into one fourth of a share of common stock. In addition, the number of shares of common stock subject to outstanding options, restricted stock units and warrants issued by us and the number of shares reserved for future issuance under our stock plans, will be reduced by a factor of four. Furthermore, the number of shares of common stock subject to issuance upon conversion of our Series A convertible preferred stock will be reduced by a factor of four. No fractional shares of common stock will be issued in connection with the proposed reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the proposed one-for-four reverse stock split will receive cash in lieu of the fractional share as explained more fully below.

Because the proposed reverse stock split will apply to all issued and outstanding shares of common stock and outstanding rights to acquire common stock, the proposed reverse stock split will not alter the relative rights and preferences of existing stockholders. In addition, the reverse stock split will not affect the par value of the common stock. As a result, at the Effective Time of the reverse stock split, the stated capital with respect to the common stock on our balance sheet will be reduced to one fourth of its present amount, and the additional paid-in capital account will be credited with the amount by which such stated capital account is reduced. The per share net income or loss and the per share net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.

If the proposed one-for-four Reverse Split Amendment is approved at the Annual Meeting and effected by our board of directors, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares, or an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then decide to sell their shares of common stock.

The one-for-four Reverse Split Amendment would reduce the number of shares of our common stock outstanding and the total number of authorized shares of common stock. We currently have 100,000,000 shares of common stock authorized for issuance pursuant to our Certificate of Incorporation, which would be reduced to 25,000,000 shares as a result of the one-for-four Reverse Split Amendment. We are currently authorized to issue up to 50,000,000 shares of undesignated preferred stock. The reverse stock split will not change the authorized or outstanding number of shares of preferred stock, but will change the number of shares of common stock into which the outstanding shares of Series A Preferred Stock will be convertible.

As of December 31, 2011, we had a total of 38,709,537 (or 9,677,384 on a post-one-for-four reverse stock split basis) shares of common stock outstanding, 9,146,587 (or 2,286,646 on a post-split basis) shares of common stock reserved for issuance pursuant to outstanding warrants and approximately 8,807,633 (or 2,201,908 on a post-split basis) additional shares of common stock reserved for issuance pursuant to our stock incentive plans, including 1,996,460 (or 499,115 on a post-split basis) shares available under the 2010 Stock Incentive Plan. We also have 1,813,944 additional shares (or 453,486 on a post-split basis) of common stock reserved for issuance upon the conversion of our Series A convertible preferred stock into common stock. As a result, as of December 31, 2011, we had 41,522,299 (or 10,380,574 on a post-split basis) shares of common stock available for future issuance in excess of the outstanding common stock and shares of common stock reserved for issuance pursuant to outstanding warrants, under existing stock plans and conversion of our Series A Preferred Stock.

Holders of our common stock, which has a par value of $0.01 per share, are entitled to one vote for each share held on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionally any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

The proposed one-for-four Reverse Split Amendment would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder’s proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the company. We are not aware of any attempts on the part of a third party to effect a change of control of us, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

Stockholders have no dissenter’s right under Delaware law or our Certificate of Incorporation or our Bylaws, as amended, with respect to the reverse stock split.

Cash Payment in Lieu of Fractional Shares

For a discussion of the treatment of fractional shares resulting from the one-for-four reverse stock split, see the caption entitled “Cash Payment in Lieu of Fractional Shares” in Proposal 3.

U.S. Federal Income Tax Consequences

For a discussion of the federal income tax consequences of the one-for-four reverse stock split, see the caption entitled “U.S. Federal Income Tax Consequences” in Proposal 3.

Board Discretion to Implement the One-for-Four Reverse Stock Split

If the proposed Reverse Split Amendment for the one-for-four reverse stock split is approved at the Annual Meeting, our board of directors may, in its sole discretion, at any time prior to our next annual meeting of stockholders, authorize the one-for-four reverse stock split and file the one-for-four Reverse Split Amendment with the Secretary of State of the State of Delaware, unless our board of directors implements another approved Reverse Split Amendment. The determination by our board of directors will be based on various factors, including existing and expected trading prices for our common stock, the Nasdaq Global Market listing requirements, market conditions, the likely effect of business developments on the market price for our common stock, our additional funding requirements and the number of authorized but unissued shares of our common stock. Notwithstanding the approval by the stockholders of the one-for-four Reverse Split Amendment at the Annual Meeting, our board of directors may, in its sole discretion, determine not to implement the one-for-four reverse stock split. If the board of directors does not implement the one-for-four reverse stock split before our next annual meeting of stockholders, the authorization provided to the board of directors at this Annual Meeting to effect a one-for-four reverse stock split will no longer have any effect. In any such event, the board of directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

Our board of directors unanimously recommends a vote “for” the proposal to approve an amendment to our Certificate of Incorporation to effect a one-for-four reverse stock split of our issued and outstanding shares of common stock and to fix on a post-split basis the number of authorized shares of common stock at 25,000,000 shares, such amendment to be effected prior to our next annual meeting of stockholders in the sole discretion of the board of directors without further approval or authorization of our stockholders.

PROPOSAL NUMBER 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our board of directors has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012. Although stockholder approval of our board of directors’ selection of BDO USA, LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our board of directors will reconsider the selection. We expect that a representative of BDO USA, LLP, which served as our auditor for the year ended September 30, 2011, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our board of directors unanimously recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the SEC. All reporting persons are required by the SEC’s regulations to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a). Each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2013

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, in order for such proposal to be included in the Proxy Statement for our annual meeting of stockholders in 2013, must be received by our corporate secretary at our principal office in Danbury, Connecticut, no later than September 30, 2012. The submission by a stockholder of a proposal for inclusion in the Proxy Statement is subject to regulation by the SEC.

If you wish to present a proposal or a proposed director candidate at the 2013 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2012 Annual Meeting. However, if the date of the 2013 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after first anniversary of the 2012 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2013 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2013 Annual Meeting or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address or telephone number listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF 2011 FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON JANUARY 13, 2012, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO CORPORATE SECRETARY, BIODEL INC., 100 SAW MILL DRIVE, DANBURY, CONNECTICUT 06810. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the board of directors of Directors,
/s/ Paul S. Bavier
Paul S. Bavier
Secretary

Danbury, Connecticut
Dated: January     , 2012

Exhibit A

BIODEL INC.

2010 STOCK INCENTIVE PLAN
As amended, _____________, 2012

1.	Purpose

The purpose of this 2010 Stock Incentive Plan, as amended, (the “Plan”) of Biodel Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8), and Cash-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a)   Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)   Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)   Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d)   Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Marketplace Rules.

4.   Stock Available for Awards

(a)   Number of Shares; Share Counting.

(1)   Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 5,400,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)), together with such additional shares of Common Stock (to a maximum of 1,096,756 shares) as may be needed to satisfy (and solely for the purpose of satisfying) the 2011 Bonus RSUs granted as permitted under Section 7(d)(4) of the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The Company shall not make any new Awards under any prior equity plans after the date the Plan is approved by the Company’s stockholders (the “Effective Date”).

(2)   Fungible Share Pool. Subject to adjustment under Section 10, the 2011 Bonus RSUs and any other Award that is not a Full-Value Award shall be counted against the share limit specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limit specified in Sections 4(a)(1) as 1.6 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award (other than the 2011 Bonus RSUs) or other Stock-Based Award, including Performance Awards (as defined below) designed to be settled in stock, with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), the share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.6 shares is returned to the Plan pursuant to Section 4(a)(3), the share reserve will be credited with 1.6 shares.

(3)   Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A)   all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; however, if the Company makes a tandem award of an Option and a SAR for the same number of shares of Common Stock and provides that only one may be exercised, the Common Stock counted against the limit shall be the number that could be issued under either but not both, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan.

(B)   if any Award granted under this or any predecessor plan of the Company (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards using the fungible share principles set forth in Section 4(a)(2); provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; provided further, that the shares specified in Section 4(a)(1) for issuance under the 2011 Bonus RSUs will not be available for grant of other Awards, whether because fewer than the full number is subject to a 2011 Bonus RSU Award or because such an Award is forfeited; and provided further, in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise;

(C)   shares of Common Stock delivered by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii)

satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards;

(D)   shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards; and

(E)   any Awards granted under any stockholder approved plan between October 1, 2009 and the Effective Date will be counted against the shares available in Section 4(a)(1) using the fungible share principles set out in Section 4(a)(2).

(b)   Section 162(m) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,400,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c)   Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or the limit in Section 4(b), except as may be required by reason of Section 422 and related provisions of the Code.

5.   Stock Options

(a)   General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b)   Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Biodel Inc., any of Biodel Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)   Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value (“Fair Market Value”) on the date the Option is granted (which shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Market, the Nasdaq Capital Market or the Nasdaq Global Select Market (or the exchange or market with the greatest volume of trading in the Common Stock), as reported in The Wall Street Journal or such other source as the Board deems reliable, on the date of grant or as of such other date as satisfies applicable tax requirements); provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. If the Common Stock is not publicly traded, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

(d)   Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of seven years.

(e)   Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with payment in full (in the manner specified in Section 5(g)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)   Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)   in cash or by check, payable to the order of the Company;

(2)   except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)   to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)   to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the portion of the Option being exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the portion of the Option being exercised divided by the Fair Market Value on the date of exercise;

(5)   to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)   by any combination of the above permitted forms of payment.

(g)   No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(h)   No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

(i)   Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel for cash any Options that then have exercise prices per share below the Fair Market Value, other than under Section 10, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6.   Stock Appreciation Rights

(a)   General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)   Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)   Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of seven years.

(d)   Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

(e)   Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

(f)   Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel for cash any SARs that then have measurement prices per share below the Fair Market Value, other than under Section 10, or (4) take any other action that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.   Restricted Stock; Restricted Stock Units

(a)   General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)   Terms and Conditions for All Restricted Stock Awards.

(1)   The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(2)   Notwithstanding any other provision of the Plan (other than Section 9, if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part.

(c)   Additional Provisions Relating to Restricted Stock.

(1)   Dividends. Restricted Stock will accrue ordinary cash dividends, unless the Board determines otherwise and applicable law permits such nonaccrual. Participants holding shares of Restricted Stock will only be entitled to such cash dividends if specifically provided in the Restricted Stock agreement, will only receive the dividends if and when the Restricted Stock vests, and will then receive dividends only prospectively unless the Board or the Restricted Stock agreement provides for the payment of prior dividends upon or after vesting. Any dividend payment will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of that class of stock, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock to which the dividends pertain vests. Unless otherwise provided in the Restricted Stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2)   Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)   Additional Provisions Relating to Restricted Stock Units.

(1)   Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock, unless the Board provides in the applicable Award agreement that the Restricted Stock Unit will be settled in cash (either automatically or at the Board’s discretion on payment). The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)   Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)   Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and will be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement. Any Dividend Equivalent payments will be made no later than the latest of the end of the calendar year in which the dividends are paid to stockholders of the class of stock underlying the Restricted Stock Units, the 15th day of the third month following the date the dividends are paid to stockholders of that class of stock, or the 15th day of the third month following the date on which the Restricted Stock Unit to which the dividends pertain vests, absent a further deferral that complies with Section 409A of the Code.

(4)   2011 Bonus RSUs. The Board may make Awards of Restricted Stock Units for up to 1,096,756 shares of Common Stock under the Plan solely for the purpose of replacing an aggregate of $822,567 in discretionary bonuses in connection with the Company’s fiscal year ended September 30, 2011 (the “2011 Bonus RSUs”). The Board may use whatever measure it considers appropriate to determine the replacements (including choosing the manner and time of measuring the number of shares that equate to the discretionary bonuses and any conditions of service required until the 2011 Bonus RSUs are settled in shares of Common Stock).

8.   Other Stock-Based and Cash-Based Awards

(a)   General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b)   Terms and Conditions.

(1)   Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(2)   Notwithstanding any other provision of the Plan (other than Section 9, if applicable), the Board may, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Other Stock-Based Award, in whole or in part.

9.   Performance Awards.

(a)   Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”). Performance Awards can also provide for cash payments of up to $1,000,000 per calendar year per individual.

(b)   Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)   Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: reductions in net loss, approval of product candidates by regulatory authorities, increase in cost savings, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)   Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e)   Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.   Adjustments for Changes in Common Stock and Certain Other Events

(a)   Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the share and per-share provisions and the measurement price of each outstanding SAR, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substitute Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)   Reorganization Events.

(1)   Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)   Consequences of a Reorganization Event on Awards Other than Restricted Stock. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice and that all unexercisable Awards shall become exercisable for such purpose, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the

Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock) less any applicable exercise or measurement price; provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Awards or settlement of Restricted Stock Units to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)   Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c)   Change in Control Events.

(1)   Definition. A “Change in Control Event” shall mean:

(A)   the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses (x) and (y) of subsection (C) of this definition; or

(B)   a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C)   the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D)   the liquidation or dissolution of the Company.

(2)   Effect on Options. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding shall automatically become immediately exercisable in full.

(3)   Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

(4)   Effect on SARs and Other Stock-Based Awards. The Board may specify in an Award at the time of the grant the effect of a Change in Control Event on any SAR and Other Stock-Based Award.

(d)   Effect of Section 409A on Award Acceleration. Unless the Board provides otherwise in the Award Agreement, if an Award is subject to, rather than exempt from, Code Section 409A, a Reorganization Event or Change in Control may vest the Award but shall only accelerate payment to the Participant if the Reorganization Event or Change in Control also comports with the description of “Change in Control Events” in Treasury Regulation section 1.409A-3(i)(5), or in subsequent IRS guidance describing what constitutes a change in control event for purposes of Code Section 409A.

11.   General Provisions Applicable to Awards

(a)   Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)   Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)   Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)   Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)   Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)   Amendment of Award. Except as otherwise provided in Sections 5(i) and 6(f) with respect to repricings, Section 9 with respect to Performance Awards, or Section 12(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g)   Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)   Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12.   Miscellaneous

(a)   No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)   No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)   Term of Plan. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)   Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.

(e)   Authorization of Sub-Plans for Grants to non-U.S. Employees. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)   Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g)   Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)   Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Exhibit B

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
AS AMENDED
OF
BIODEL INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Biodel Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation by unanimous written consent effective January 12, 2012, the Board of Directors duly adopted resolutions pursuant to Sections 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, (the “Restated Certificate of Incorporation”) and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on March 8, 2012, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

RESOLVED:	That the following paragraph be inserted prior to the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-two reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each two shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock, $0.01 par value per share, automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the Nasdaq Global Market during regular trading hours for the five trading days immediately preceding the Effective Time.”

RESOLVED:
That, subject to the approval of the stockholders of the Corporation, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following first paragraph of Article FOURTH is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its duly authorized officer this _____ day of __________, 201_.

BIODEL INC.

By:

Name:
Title:

B-1

Exhibit C

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
AS AMENDED
OF
BIODEL INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Biodel Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation by unanimous written consent effective January 12, 2012, the Board of Directors duly adopted resolutions pursuant to Sections 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, (the “Restated Certificate of Incorporation”) and declaring said amendment to be advisable and directing that it be submitted to and considered by the stockholders of the Corporation for approval. The stockholders of the Corporation duly approved said proposed amendment at the Annual Meeting of Stockholders held on March 8, 2012, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendment are as follows:

RESOLVED:	That the following paragraph be inserted prior to the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended:

“That, effective at 5:00 p.m., eastern time, on the filing date of this Certificate of Amendment of Restated Certificate of Incorporation, as amended, (the “Effective Time”), a one-for-four reverse stock split of the Corporation’s Common Stock (as defined below) shall become effective, pursuant to which each four shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one share of Common Stock, $0.01 par value per share, automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the Nasdaq Global Market during regular trading hours for the five trading days immediately preceding the Effective Time.”

RESOLVED:
That, subject to the approval of the stockholders of the Corporation, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following first paragraph of Article FOURTH is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000 shares, consisting of (i) 25,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its duly authorized officer this _____ day of ________, 201_.

BIODEL INC.

By:

Name:
Title:

C-1

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

ANNUAL MEETING OF STOCKHOLDERS OF

BIODEL INC.

March 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          THE UNDERSIGNED APPOINTS ERROL DE SOUZA AND GERARD MICHEL AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH THE FULL POWER OF SUBSTITUTION, AND AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED ON THE REVERSE HEREOF, ALL OF THE SHARES OF COMMON STOCK OF BIODEL INC., HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON JANUARY 13, 2012 AT THE ANNUAL MEETING OF STOCKHOLDERS OF BIODEL INC. TO BE HELD ON MARCH 8, 2012 OR AT ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO SPECIFICATION IS MADE AND THIS PROXY IS RETURNED, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED ABOVE AND IN FAVOR OF THE OTHER PROPOSALS.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TO THE COMPANY PROMPTLY.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Please mark your votes like this	☒

PROXY

1. To elect three Class II directors for a term of three years:

2. To approve an amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder solely for the purpose of issuing restricted stock units in place of discretionary cash bonuses.

							FOR	AGAINST	ABSTAIN
							☐	☐	☐
ELECTION OF DIRECTORS	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below	☐	FOR ALL EXCEPT as indicated to the contrary below	☐

Nominees: 01 Daniel Lorber, 02 Brian J.G. Pereira 03 Charles Sanders

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

EXCEPTIONS

3. To approve an amendment to our Second Amended and Restated Certificate of Incorporation to effect a one-for-two reverse stock split at the discretion of our board of directors and to fix on a post-split basis the number of authorized shares of common stock at 50,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve an amendment to our Second Amended and Restated Certificate of Incorporation to effect a one-for-four reverse stock split at the discretion of our board of directors and to fix on a post-split basis the number of authorized shares of common stock at 25,000,000 shares.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

5. To ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending September 30, 2012.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER

ACCOUNT NUMBER

Signature	Signature	Date	, 2012.

Please sign exactly as the name appears on your stock certificate. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, corporation, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.